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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Anacor Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANACOR PHARMACEUTICALS, INC.
1020 East Meadow Circle
Palo Alto, CA 94303-4230

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2011

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Anacor Pharmaceuticals, Inc., a Delaware corporation (also referred to as "we," "us," "Anacor," and the "Company"). The meeting will be held on Wednesday, May 25, 2011 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303 for the following purposes:

  1.
  To elect our three nominees, Anders D. Hove, M.D., Richard J. Markham, and David P. Perry, to the Board of Directors to hold office until the 2014 Annual Meeting of Stockholders.

  2.
  To approve the Company's 2010 Equity Incentive Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2010 Equity Incentive Plan by 1,200,000 shares.

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying proxy statement.

  4.
  To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.

  5.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2011.

  6.
  To conduct any other business properly brought before the meeting.

         These items of business are more fully described in the proxy statement accompanying this Notice.

         The record date for the Annual Meeting is April 1, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on Wednesday, May 25, 2011 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303.
The proxy statement and Annual Report on Form 10-K are available at www.anacor.com.

By Order of the Board of Directors

Glen Y. Sato Secretary

Palo Alto, California
April 18, 2011

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ANACOR PHARMACEUTICALS, INC.
1020 East Meadow Circle
Palo Alto, CA 94303-4230

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors (the "Board") of Anacor Pharmaceuticals, Inc. (also referred to as "we," "us," "Anacor," and the "Company") is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders (the "Annual Meeting"), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

        We intend to mail these proxy materials on or about April 25, 2011 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

        The meeting will be held on Wednesday, May 25, 2011 at 7:30 a.m. local time at Anacor's headquarters at 1020 East Meadow Circle, Palo Alto, CA, 94303. Directions to the Annual Meeting may be found at www.anacor.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 1, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 28,014,928 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 1, 2011 your shares were registered directly in your name with Anacor's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 1, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are five matters scheduled for a vote:

  1.
  Election of our three nominees, Anders D. Hove, M.D., Richard J. Markham, and David P. Perry, to the Board to hold office until the 2014 Annual Meeting of Stockholders;

  2.
  Approval of the Company's 2010 Equity Incentive Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2010 Equity Incentive Plan by 1,200,000 shares;

  3.
  Advisory approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission ("SEC") rules;

  4.
  Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and

  5.
  Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2011.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 10:00 p.m. PST on May 24, 2011 to be counted.

  •
  To vote through the internet, go to www.envisionreports.com/anac to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 10:00 p.m. PST on May 24, 2011 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Anacor. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 1, 2011.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all three nominees for director, "For" approval of the Company's 2010 Equity Incentive Plan, as amended, including, among other things, the proposed 1,200,000 share increase in the number of shares of common stock for issuance under the Company's 2010 Equity Incentive Plan, "For" the advisory approval of executive compensation, "For" three years as the preferred frequency of advisory votes to approve executive compensation and "For" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 27, 2011, to our Secretary at 1020 East Meadow Circle, Palo Alto, CA 94303-4230. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, written notice must be received by the Secretary not later than the close of business on Monday, February 27, 2012 nor earlier than the close of business on Thursday, January 26, 2012.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of NASDAQ, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, for the first time, under a new amendment to the NASDAQ rules, executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three nominees receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2, an amendment to our 2010 Equity Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the 2010 Equity Incentive Plan by 1,200,000 shares, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  Proposal No. 3, advisory approval of the compensation of the Company's named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For Proposal No. 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be considered the frequency preferred by the stockholders. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 5, ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for year ending December 31, 2011 must receive "For" votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 28,014,928 shares outstanding and entitled to vote. Thus, the holders of 14,007,465 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The proxy statement and Annual Report on Form 10-K are available at www.anacor.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements. The forward-looking statements are contained principally in the section entitled "Compensation Discussion and Analysis." These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.

        Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is divided into three classes: Class I, Class II, and Class III, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has eight members. There are three directors in Class I whose term of office expires in 2011. Each of the nominees for election to Class I, Anders D. Hove, M.D., Richard J. Markham, and David P. Perry, is currently a director of the Company who was previously elected by the stockholders. If re-elected at the Annual Meeting, each of these nominees would serve until the 2014 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to encourage directors and nominees for director to attend the Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Anacor. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography as of March 31, 2011 of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING—CLASS I

        David P. Perry, age 43, has served as our President and Chief Executive Officer since March 2002 and has been a member of our Board since April 2002. In 1997, Mr. Perry founded Chemdex Corporation, a business-to-business marketplace company that focused on the life sciences industry, which was acquired by NexPrise Inc., and until 2001 served as its Chief Executive Officer. In 1995, Mr. Perry co-founded ViroGen, Inc., a biotech company based in Boston. Mr. Perry currently serves on the board of directors of the Infectious Disease Research Institute, a not-for-profit organization. Mr. Perry has a B.S. from the University of Tulsa and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Perry's extensive experience with our Company, which is a consequence of his long tenure as President and Chief Executive Officer, brings necessary historic knowledge and continuity to our Board. In addition, the Nominating and Corporate Governance Committee believes that his experiences prior to joining us provided him with operational and industry expertise that are important to our Board.

        Anders D. Hove, M.D., age 45, has served as a member of our Board since 2005. Dr. Hove is a general partner of Venrock Associates, a venture capital firm, which he joined in January 2004. From 1996 to 2004, Dr. Hove was a fund manager at BB Biotech Fund, an investment firm, and from 2002 to 2003 he also served as Chief Executive Officer of Bellevue Asset Management, LLC, an investment company. Dr. Hove is a member of the board of directors of World Heart Corporation, Alimera Sciences, Inc. and a number of private companies. He received an M.Sc. from the Technical University of Denmark, an M.D. from the University of Copenhagen and an M.B.A. from the Institut Européen d'Administration des Affaires, or INSEAD. The Nominating and Corporate Governance Committee

believes that Dr. Hove's experience in venture capital and in investing in life sciences companies, as well as his medical background, are valuable to our Board.

        Richard J. Markham, age 60, has served as a member of our Board since 2005. In November 2004, Mr. Markham joined Care Capital, a life sciences venture capital firm, as one of the firm's partners. From May 2002 to August 2004, Mr. Markham was the vice chairman of the management board and Chief Operating Officer of Aventis SA, a pharmaceutical company. From December 1999 to May 2002, he was the Chief Executive Officer of Aventis Pharma AG, a pharmaceutical company. Previously he was the Chief Executive Officer of Hoechst Marion Roussel Inc., a pharmaceutical company, and the President and Chief Operating Officer of Marion Merrell Dow, Inc., a pharmaceutical company, and a member of its board of directors. From 1973 to 1993, Mr. Markham was associated with Merck & Co., a pharmaceutical company, culminating in his position as President and Chief Operating Officer. Mr. Markham is currently a director of Acura Pharmaceuticals, Inc., and he is on the board of a number of private companies. Mr. Markham received a B.S. in Pharmacy and Pharmaceutical Sciences from Purdue University. The Nominating and Corporate Governance Committee believes that Mr. Markham's management, operational and industry expertise is valuable to our Board. In addition, the Nominating and Corporate Governance Committee believes that Mr. Markham's service as Chair of the Compensation Committee of Acura Pharmaceuticals and his prior management experiences have given him experience in the field of executive compensation, which is valuable in his position as Chair of our Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING—CLASS II

        Mark Leschly, age 42, our Chairman, has served as a member of our Board since 2002. Since July 1999, Mr. Leschly has been a managing partner with Rho Capital Partners, Inc., an investment and venture capital management company. Previously, Mr. Leschly was an Associate and then a general partner of HealthCare Ventures, L.P., a venture capital management company, from 1994 through 1999. Mr. Leschly previously served as a director of Verenium Corporation, NitroMed, Inc., Senomyx, Inc. and Tercica, Inc., and he is on the board of a number of private companies. Mr. Leschly received an A.B. from Harvard University and an M.B.A. from the Stanford Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Leschly's experience in venture capital and in investing in life sciences companies is valuable to our Board. In addition, the Nominating and Corporate Governance Committee believes that Mr. Leschly's prior service on several public company boards has given him experience in corporate governance matters, which is valuable in his position as Chairman of our Board.

        Paul H. Klingenstein, age 55, has served as a member of our Board since 2002. He is the managing partner of Aberdare Ventures, a venture capital firm which he founded in 1999. Formerly, he was a partner of Accel Partners. Earlier he was an employee of Warburg Pincus and an advisor to the Rockefeller Foundation. Mr. Klingenstein is currently a director of EnteroMedics Inc. and several private companies. He is a former director of Aviron, Glycomed Inc., Isis Pharmaceuticals, Inc., Pharmion Corporation, Viagene, Inc., Xomed Inc., and several private companies and is Board Chairman of the International AIDS Vaccine Initiative. He received an A.B. from Harvard University and an M.B.A. from the Stanford Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Klingenstein's experience in venture capital and in investing in life sciences companies is valuable to our Board.

        William J. Rieflin, age 51, has served as a member of our Board since March 2011. Since September 2010, he has been the Chief Executive Officer and a director of NGM Biopharmaceuticals, Inc., a biotechnology company. From 2004 until 2010, he served as President of

XenoPort, Inc., a biotechnology company focused on the discovery and development of transported prodrugs. From 1996 to 2004, he held various positions with Tularik Inc., a biotechnology company focused on the discovery and development of product candidates based on the regulation of gene expression, the most recent of which was Executive Vice President, Administration, Chief Financial Officer, General Counsel and Secretary. Amgen Inc., a biotechnology company, acquired Tularik in 2004. Mr. Rieflin is currently a director of XenoPort, Inc. and NGM Biopharmaceuticals, Inc. Mr. Rieflin received a B.S. from Cornell University, an M.B.A. from the University of Chicago Graduate School of Business and a J.D. from Stanford Law School. The Nominating and Corporate Governance Committee believes that Mr. Rieflin's management, operational and financial experience at multiple biopharmaceutical companies is valuable to our Board. Mr. Rieflin's experience qualifies him to serve as an "audit committee financial expert" (as that term is defined in Item 407(d)(5) of Regulation S-K) and to provide oversight of our financial strategies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING—CLASS III

        Zhi Hong, Ph.D., age 47, has served as a member of our Board since 2009. Since April 2007, Dr. Hong has been the Senior Vice President and Head of the Infectious Disease Center of Excellence for Drug Discovery at GlaxoSmithKline LLC, or GSK. Since 2009, Dr. Hong has also served as a board member of ViiV Healthcare, a specialist HIV company established by GSK and Pfizer. From 2006 to 2007, Dr. Hong served as the Executive Vice President and Chief Scientific Officer of Ardea Biosciences, Inc. From 2003 to 2006, Dr. Hong served as the Vice President and Head of Research at Valeant Pharmaceuticals International. From 1992 to 2000, Dr. Hong also held various research and management roles at Schering-Plough Research Institute. Dr. Hong received a B.S. from Fudan University in Shanghai, China, and a Ph.D. from the State University of New York at Buffalo. The Nominating and Corporate Governance Committee believes that Dr. Hong's scientific expertise, management experience and experience at GSK is valuable to our Board as we develop and commercialize product candidates and collaborate with GSK.

        Lucy Shapiro, Ph.D., age 70, one of our co-founders, has served as a member of our Board since our inception in 2000. She is also the co-chair of our scientific advisory board. Dr. Shapiro, the Virginia and D.K. Ludwig Professor of Cancer Research and Director of the Beckman Center for Molecular and Genetic Medicine in the School of Medicine at Stanford University, has been at Stanford University since 1989. Dr. Shapiro is a Fellow of the American Association for the Advancement of Sciences and has been elected to the National Academy of Sciences, the American Academy of Microbiology, the American Academy of Arts and Sciences and the Institute of Medicine of the National Academy of Sciences for her work in the fields of molecular biology and microbiology. She was elected to the American Philosophical Society and received the Selman Waksman Award from the National Academy of Sciences in 2005 and in 2009 was given the Gairdner International Award, considered one of the most prestigious awards in biomedical science. In 2010, she was presented with the Abbott Lifetime Achievement Award. Dr. Shapiro is currently a non-executive director of Gen-Probe, Inc., and she was a non-executive director of GSK from 2001 to 2006. She received a B.S. from Brooklyn College and a Ph.D. in molecular biology from the Albert Einstein School of Medicine. The Nominating and Corporate Governance Committee believes that Dr. Shapiro's extensive scientific expertise and knowledge of our boron chemistry platform are valuable to our Board.

DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Hong, Dr. Hove, Mr. Klingenstein, Mr. Leschly, Mr. Markham, Mr. Rieflin and Dr. Shapiro. In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with the Company.

        Mr. Perry, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

        Our Board has an independent Chairman, Mr. Leschly, who has authority, among other things, to preside over Board meetings, including meetings of the independent directors. Accordingly, the Board Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Board Chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of our Company. In addition, we currently believe that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of our Board to monitor whether management's actions are in the best interests of the Company and its stockholders. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors legal matters involving financial exposure and compliance with legal and regulatory requirements regarding the Company's financial statements or accounting policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In addition, the Board meets with certain members of our executive team, including the heads of our business, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met ten times during the year ended December 31, 2010. All directors except Dr. Hong attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last year for which they were directors or committee members, respectively.

        In 2010, there were no regularly scheduled executive sessions of the Company's independent directors.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2010 for each of the Board committees:

Name	Audit(1)		Compensation		Nominating and Corporate Governance
Zhi Hong, Ph.D.
Anders D. Hove, M.D.	X	*	X
Paul H. Klingenstein	X		X		X	*
Mark Leschly	X		X		X
Richard J. Markham			X	*
David P. Perry
Lucy Shapiro, Ph.D.					X
Total meetings in 2010	5		1		—

*
Committee Chair

(1)
Effective March 31, 2011, William J. Rieflin was appointed as a director by the Board to fill a newly created vacancy and was also appointed as Chair of the Audit Committee.

        Below is a description of each committee of the Board.

        The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates the independent registered public accounting firm's qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements; reviews with management and the independent auditors the disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports to be filed with the SEC; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates;

reviews with management and the independent auditors our guidelines and policies with respect to risk assessment and risk management; reviews with management and the independent auditors earnings press releases; reviews and approves any material related-party transactions; and reviews the Audit Committee charter and the Audit Committee's performance from time to time.

        The current members of our Audit Committee are Dr. Hove and Messrs. Klingenstein, Leschly and Rieflin, with Mr. Rieflin serving as the Chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that Mr. Rieflin qualifies as an "audit committee financial expert" as defined under the applicable rules and regulations of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. The Board made a qualitative assessment of Mr. Rieflin's level of knowledge and experience based on a number of factors, including his experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. The Board has determined that, for purposes of the Audit Committee, Dr. Hove and Messrs. Klingenstein and Rieflin are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis. The Audit Committee met five times during the year ended December 31, 2010. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.*

Dr. Anders D. Hove Mr. Paul H. Klingenstein Mr. Mark Leschly
*
Subsequent to the filing of the Company's Annual Report on Form 10-K, William J. Rieflin was appointed as a director by the Board to fill a newly created vacancy and was also appointed as Chair of the Audit Committee effective March 31, 2011.

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        Our Compensation Committee reviews and approves policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee will review its charter and the performance of the Compensation Committee from time to time. The Compensation Committee also reviews and discusses with management the Company's disclosures contained under the caption "Compensation Discussion and Analysis" for use in any of the Company's annual reports on Form 10-K, registration statements, proxy statements or information statements.

        The current members of our Compensation Committee are Dr. Hove and Messrs. Klingenstein, Leschly and Markham. Mr. Markham is the Chair of the Compensation Committee. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee met one time during the year ended December 31, 2010. The charter of the Compensation Committee is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During the past year, the Compensation Committee engaged Compensia, Inc. ("Compensia") as compensation consultants. Compensia is a well-known and respected management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies. The Compensation Committee requested that Compensia:

  •
  evaluate the efficacy of the Company's existing compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals; and

  •
  assist in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

        The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

        The specific determinations of the Compensation Committee with respect to executive compensation for 2010 are described in greater detail in the "Compensation Discussion and Analysis" section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        As noted above, the current members of our Compensation Committee are Dr. Hove and Messrs. Klingenstein, Leschly and Markham. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

Dr. Anders Hove Mr. Paul H. Klingenstein Mr. Mark Leschly Mr. Richard J. Markham

        The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships, including individuals nominated by stockholders in proposals that contain sufficient background information concerning the nominee to enable proper judgment to be made as to the nominee's qualifications, the size and composition of our Board and director compensation. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing, reporting and making recommendations to our Board concerning governance matters. The Nominating and Corporate Governance Committee will periodically review, discuss and assess the performance of our Board, including Board committees. The Nominating and Corporate Governance Committee will review its charter and the performance of the Nominating and Corporate Governance Committee from time to time.

        The current members of our Nominating and Corporate Governance Committee are Messrs. Leschly and Klingenstein and Dr. Shapiro. Mr. Klingenstein is the Chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of NASDAQ. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2010. The charter of the Nominating and Corporate Governance Committee is available to stockholders on our website at http://investor.anacor.com/governance.cfm; however, information found on our website is not incorporated by reference into this proxy statement.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Company's Secretary at the following address: Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230 not later than the close of business on Monday, February 27, 2012 nor earlier than the close of business on Thursday, January 26, 2012. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        A security holder may send general communications to the Board or any individual director by directing such communication to Secretary, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230. Any such communication must state the number of shares owned by the security holder making the communication. All communications will be reviewed by our Secretary and, if requested by the security holder, forwarded to the Board or an individual director, as applicable. Our Secretary reserves the right not to forward to the Board or any individual director any unduly frivolous, hostile, threatening or similarly inappropriate materials.

CODE OF ETHICS

        The Company has adopted the Anacor Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at http://investor.anacor.com/governance.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

DIRECTOR COMPENSATION

        During the year ended December 31, 2010, we did not compensate our venture capital directors or our director designated by GSK for their board service, but we compensated our director who is not affiliated with a venture capital fund or GSK, as further detailed in the table below. In addition, our director designated by GSK, Dr. Hong, has elected not to accept any future compensation or stock awards for his board service.

        In 2011, non-employee directors that have elected to participate will receive annual cash retainers as follows:

  •
  $25,000 for each non-employee director;

  •
  an additional $25,000 for the Chairman of the Board;

  •
  an additional $20,000 per year for the Chair of the Audit Committee;

  •
  an additional $10,000 per year for the Chair of the Compensation Committee;

  •
  an additional $7,500 per year for the Chair of the Nominating and Governance Committee;

  •
  $2,000 for each board meeting attended in person and $1,000 for each board meeting attended by telephone; and

  •
  $1,500 for each committee meeting attended in person and $750 for each committee meeting attended by telephone.

        In 2011, each existing non-employee director that has elected to participate was granted an option to purchase 30,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. These option grants will vest annually in three equal installments on the anniversary of the vesting commencement date. Each new non-employee director, will be granted an option to purchase 30,000 shares of our common stock on the date such director is first elected to our Board with an exercise price equal to the fair market value of our common stock on the date of grant. Such initial option grant will vest in a series of three equal annual installments measured from the date of the grant.

        Additionally, commencing in 2011, on the date of each annual meeting of our stockholders, each non-employee director that has elected to participate will be granted an option on such date to purchase 15,000 shares of our common stock (24,000 shares if the individual is Chairman of our Board) if the individual has served on our Board for 6 months or longer as of such date, or 7,500 shares of our common stock if the individual has served on our Board for less than 6 months as of such date, in each case, with an exercise price equal to the fair market value of our common stock on the date of grant. The shares subject to each such annual award will vest in a series of 12 equal monthly installments measured from the date of grant.

        We are party to a change of control agreement with Dr. Shapiro, which provides that in the event of a change of control, all unvested stock options and restricted stock then held by her will accelerate and vest as of the date immediately prior to the effective date of the change of control. We entered into this agreement with Dr. Shapiro in recognition of her unique role with us as one of our co-founders and as co-chair of our scientific advisory board. Our Board concluded that the change of control provisions served as appropriate incentives to encourage her further contribution and ongoing advice.

        The following table shows for the year ended December 31, 2010 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR 2010

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Mark Leschly(2)	—		—	—		—
Zhi Hong, Ph.D.(2)	—		—	—		—
Anders D. Hove, M.D.(2)	—		—	—		—
Paul H. Klingenstein(2)	—		—	—		—
Richard J. Markham(2)	—		—	—		—
Lucy Shapiro, Ph.D.(3)	25,000	(4)	9,611	7,500	(5)	42,111

(1)
The amounts included in the "Option Awards" column represent the grant date fair value of options granted to certain of our non-employee directors in 2010 calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K. For Dr. Shapiro, $9,611 represents the fair value of the option granted in 2010.

(2)
Messrs. Leschly, Klingenstein and Markham and Drs. Hove and Hong were initially designated for election to the Board in connection with our sale of preferred stock to venture capital funds and GSK, as applicable, with which they are associated. None of these directors hold any unvested stock options or stock awards as of December 31, 2010. In 2011, each such director that has elected to participate will be compensated in accordance with the non-employee director compensation policy discussed above.

(3)
As of December 31, 2010, Dr. Shapiro held options to purchase an aggregate of 5,334 shares of our common stock. No unvested stock awards were held by Dr. Shapiro at December 31, 2010.

(4)
During 2010, we compensated Dr. Shapiro at the rate of $5,000 for each board meeting she attended in person and $2,500 per telephonic meeting she attended. In 2011, Dr. Shapiro will be compensated in accordance with the non-employee director compensation policy discussed above.

(5)
Dr. Shapiro received $7,500 in fees during 2010 for her participation on our clinical advisory board.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR 2010 EQUITY INCENTIVE PLAN AND REAPPROVAL OF THE INTERNAL REVENUE CODE SECTION 162(M) PERFORMANCE CRITERIA AND AWARD LIMITS

Overview

        Our Board is requesting stockholder approval of an amendment (the "Amendment") to the Anacor Pharmaceuticals, Inc. 2010 Equity Incentive Plan (the "2010 Plan") to add an additional 1,200,000 shares to the number of shares of common stock authorized for issuance under the 2010 Plan. In addition, we are submitting certain terms of the 2010 Plan to our stockholders for reapproval for purposes of enabling us to continue to grant awards to our key officers as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as described below.

        On March 31, 2011, our Board unanimously approved the Amendment, subject to stockholder approval. The Board believes that the 2010 Plan is an integral part of our long-term compensation philosophy and the Amendment is necessary to continue providing the appropriate levels and types of equity compensation for our employees, consultants and directors. The 2010 Plan was unanimously adopted by our Board on November 9, 2010 and approved by our stockholders on November 9, 2010.

Why we are asking our stockholders to approve the Amendment and Section 162(m) Provisions

        Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our employees, consultants and directors. Approval of the Amendment will allow us to continue to grant stock options and other equity awards at levels our Compensation Committee determines to be appropriate in order to attract new employees, consultants and directors, retain our existing employees, consultants and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value.

        Further, Section 162(m) of the Code denies a tax deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. Our covered employees are our Chief Executive Officer, and our three other most highly compensated officers (other than our Chief Financial Officer). If compensation qualifies as "performance-based" for Section 162(m) purposes, a corporation may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. In order to permit us to grant future awards under the 2010 Plan to our covered employees that qualify as "performance-based" compensation for Section 162(m) purposes, our stockholders must approve the provisions to the 2010 Plan that specify the types of performance criteria that may be used as performance factors under the 2010 Plan and its limitations on the maximum number of shares subject to any equity award and maximum dollar amount of any cash performance award that may be granted to any individual in any single year. If the Company does not seek reapproval of the Section 162(m) performance criteria and maximum award limitations of the 2010 Plan at the Annual Meeting, it is possible that certain "performance-based" compensation including compensation attributable to stock options that are granted to covered employees after the date of the Annual Meeting, when combined with all other types of compensation received by a covered employee from the Company, may exceed the $1 million limitation in any given year.

        Certain kinds of compensation, including qualified "performance-based" compensation, are disregarded for purposes of the Section 162(m) $1 million deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), generally, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that, among other things, the maximum number of shares subject to the award that may be granted to any employee during a specified period is approved by the stockholders of the publicly-held corporation

(the "Section 162(m) Share Limit"). Compensation attributable to performance stock awards and performance cash awards may qualify as "performance-based" compensation, provided that, among other things, the material terms of the performance goals and the maximum dollar amount of any cash performance award that may be granted to any individual in any single year (the "Section 162(m) Performance Goals" and, together with the Section 162(m) Share Limit, the "Section 162(m) Provisions") are approved by the stockholders of the publicly-held corporation before the compensation is paid. Under applicable tax law, equity incentive plans that were in existence prior to an initial public offering do not (absent a material modification of the plan) need to seek this stockholder approval for a period of time after its initial public offering. For the Company, given the requested increase in the share reserve for issuance under the 2010 Plan at the Annual Meeting, the deadline to receive approvals described above is the Annual Meeting. Therefore, in order to enable the Company to grant stock options, stock appreciation rights, performance stock awards and performance cash awards or other qualified performance-based compensation to covered employees under the 2010 Plan after the Annual Meeting that is fully deductible to the Company under Section 162(m) of the Code, our stockholders must reapprove the Section 162(m) Provisions at the Annual Meeting. We therefore request that our stockholders reapprove the Section 162(m) Provisions. If our stockholders do not re-approve the Section 162(m) Provisions, following the Annual Meeting we may not grant "performance-based" compensation awards under the 2010 Plan to our covered employees.

        Our Board believes that it would be in our best interests and in the best interests of our stockholders to allow for the grant of tax deductible stock options, stock appreciation rights, performance stock awards and performance cash awards and other qualified performance-based compensation to its covered employees. As described in the "Compensation Discussion and Analysis" section, performance-based compensation and equity compensation are important elements of our executive compensation program that we believe are necessary to retain executive officers and to incentivize them to build long-term stockholder value, and to align the interests of our executive officers with our stockholders. Accordingly, the Board recommends that you vote in favor of this Proposal No. 2. If our stockholders fail to approve this Proposal No. 2, the 2010 Plan will remain in effect, but following the Annual Meeting we may not grant "performance-based" compensation awards under the 2010 Plan to our covered employees and the share reserve will not be increased. Accordingly, the Board urges stockholders to vote "FOR" this Proposal No. 2.

General 2010 Plan Information

        The 2010 Plan was the successor to and continuation of the Anacor Pharmaceuticals, Inc. 2001 Equity Incentive Plan (the "2001 Plan"). All outstanding stock awards granted under the 2001 Plan continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2001 Plan.

        As of March 31, 2011, all of the 935,355 shares of our common stock reserved for issuance under the 2010 Plan were subject to outstanding stock awards.

Vote Required and Board Recommendation

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 2010 Plan and the Section 162(m) Provisions. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

Description of the 2010 Equity Incentive Plan

        The material features of the 2010 Plan, as amended, are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan, as amended. Stockholders are urged to read the actual text of the 2010 Plan in its entirety, which is appended to this proxy statement as Appendix A and is incorporated herein by reference.

Background and Purpose

        The 2010 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock or other property.

        The purpose of the 2010 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in recruiting new employees, consultants and directors, retaining the services of current employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

        If this Proposal No. 2 is approved, the total number of shares of our common stock reserved for issuance under the 2010 Plan will total 2,135,355 shares. This share reserve consists of (a) 935,355 shares currently reserved for issuance under the 2010 Plan, plus (b) an additional 1,200,000 shares subject to approval of the stockholders at the Annual Meeting. In addition, the share reserve will be increased by the number of shares subject to stock awards outstanding under the 2001 Plan that, after November 23, 2010, expire or terminate prior to exercise or settlement or are forfeited because of a failure to meet a contingency or condition required to vest (the "Returning Shares"). Further, the share reserve will be automatically increased on January 1st of each year for a period of ten (10) years commencing on January 1, 2012 and ending on (and including) January 1, 2021, in an amount equal to the lesser of four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year or the number of shares determined by the Board. This aggregate number is referred to as the "Share Reserve."

        If, under the 2010 Plan, we issue shares pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will again become available for issuance under the 2010 Plan. Any shares we reacquire pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award shall again become available for issuance under the 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares shall again become available for issuance under the 2010 Plan.

        As of March 31, 2011, stock options to purchase approximately 1,085,375 shares of our common stock were outstanding under the 2010 Plan. The weighted average exercise price of stock options outstanding as of March 31, 2011 under the 2010 Plan was approximately $7.10, and the weighted average remaining term of such stock options was approximately 10 years. No other stock awards are outstanding under the 2010 Plan. A total of 28,014,928 shares of our common stock were outstanding as of April 1, 2011.

Eligibility

        Incentive stock options may be granted under the 2010 Plan only to our employees (including officers) and employees of our affiliates. Our employees, consultants and directors and employees and consultants of our affiliates are eligible to receive all other types of awards under the 2010 Plan. As of

April 1, 2011, approximately 79 employees, directors and consultants were eligible to participate in the 2010 Plan.

Administration

        The 2010 Plan is administered by our Board, which may in turn delegate authority to administer the 2010 Plan to a committee. Our Board has delegated administration of the 2010 Plan to the Compensation Committee, but may retain the authority to concurrently administer the 2010 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Subject to the terms of the 2010 Plan, the Compensation Committee may determine the recipients, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2010 Plan.

Repricing, Cancellation and Re-Grant of Stock Awards

        The 2010 Plan permits the Compensation Committee to reduce the exercise price of outstanding stock awards under the plan and to cancel any outstanding stock awards that have an exercise price or strike price greater than the current fair market value of the common stock in exchange for cash or other stock awards under the 2010 Plan.

Vesting

        Stock options granted under the 2010 Plan may become exercisable in cumulative increments, or "vest," as determined by our Compensation Committee at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2010 Plan may be subject to different vesting schedules as our Compensation Committee may determine. The Compensation Committee also has flexibility to provide for accelerated vesting of equity awards in certain events. Stock options granted to our named executive officers and employees generally have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date and the remainder of the shares vesting ratably monthly thereafter for the next three years.

Section 162(m) Plan Provisions

        Section 162(m) Share Limit and Performance Goals. The maximum amount to be received by any individual in any calendar year attributable to "performance-based compensation" awards granted under the 2010 Plan may not exceed 2,000,000 shares of our common stock, 1,000,000 shares in the case of performance stock awards, or $1,000,000, in the case of performance cash awards. To the extent permitted by applicable law and the applicable award agreement, our Board may determine that cash may be used in payment of performance stock awards and that our common stock authorized under the 2010 Plan may be used in payment of performance cash awards.

        Section 162(m) Performance Criteria. Performance goals under the 2010 Plan shall be determined by our Board based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals;

(xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders' equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

        Setting of Performance Goals. In granting a "performance-based" compensation award, our Board will set a period of time over which the attainment of one or more goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code, the Board may establish the performance goals based upon one or more pre-established performance criteria described in the immediately preceding paragraph. As soon as administratively practicable following the end of the performance period, our Board will determine whether the performance goals have been satisfied.

        Our Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under the Company's bonus plans and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

Stock Options

        Stock options may be granted under the 2010 Plan pursuant to stock option agreements. The 2010 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Generally, the exercise price for a stock option cannot be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see "Limitations" below) the exercise price for an ISO may not be less than 110% of such fair market value. Stock options granted under the 2010 Plan will vest at the rate specified in the stock option agreement. As of April 1, 2011, the closing price of our common stock as reported on The NASDAQ Global Market was $6.97 per share.

        In general, the term of stock options granted under the 2010 Plan may not exceed ten years. Except as explicitly provided otherwise in an optionholder's award agreement or other agreement with the Company, stock options granted under the 2010 Plan generally terminate three months after termination of the optionholder's service unless (i) termination is due to the optionholder's disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder's service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder's death) within 18 months following the optionholder's death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the date on which the event giving rise to the optionholder's termination occurred, or (v) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws. The amount of time allowable after termination to exercise a stock option may be extended if upon exercise the optionholder would be in violation of the registration requirements under the Securities Act or the Company's insider trading policy. In such cases, the applicable period within which an optionholder may exercise a stock option after termination is extended to the time in which the exercise of the stock option would not be in violation of such laws or policies. In no event may a stock option be exercised after its expiration date.

        Acceptable forms of consideration for the purchase of our common stock issued pursuant to the exercise of a stock option under the 2010 Plan will be determined by the Compensation Committee and may include cash, check, bank draft or money order made payable to us, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionholder, or, for NSOs only, a net exercise feature, or other legal consideration approved by the Compensation Committee.

        Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder's death.

Limitations

        The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our equity compensation plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate of ours unless the following conditions are satisfied:

  •
  the stock option exercise price must be at least 110% of the fair market value of the stock subject to the stock option on the date of grant; and

  •
  the term of any ISO award must not exceed five years from the date of grant.

        The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs under the 2010 Plan is 50,000,000 shares of common stock. In addition, as noted above, no employee may be granted stock options, stock appreciation rights, or other stock awards under the 2010 Plan covering more than 2,000,000 shares of our common stock in any calendar year.

Restricted Stock Awards

        Restricted stock awards may be granted under the 2010 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient's past services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Compensation Committee. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Restricted Stock Unit Awards

        Restricted stock unit awards may be granted under the 2010 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by the Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited or subject to repurchase by us upon the participant's termination of continuous service for any reason.

Stock Appreciation Rights

        Stock appreciation rights may be granted under the 2010 Plan pursuant to a stock appreciation right agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right is determined by the Compensation Committee, and shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of cash and stock, or in any other form of consideration approved by the Compensation Committee and contained in the Stock Appreciation Right agreement. Stock Appreciation Rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2010 Plan.

Performance Awards

        The 2010 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Compensation Committee as described in the Section 162(m) Plan Provisions described above. As noted, the maximum amount covered by a performance award that may be granted to any individual in a calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals) may not exceed 1,000,000 shares of our common stock in the case of performance stock awards, or $1,000,000 in the case of performance cash awards.

Other Stock Awards

        Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2010 Plan. The Compensation Committee has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee.

Changes to Capital Structure

        In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2010 Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

        In the event of certain significant corporate transactions, the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2010 Plan:

  •
  arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

  •
  arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

  •
  accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

  •
  arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

  •
  cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

  •
  arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

        The Board need not take the same action for each stock award.

        For purposes of the 2010 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale of all or substantially all of our consolidated assets, (ii) a sale of at least 90% of our outstanding securities, (iii) a merger or consolidation in which we are not the surviving corporation, or (iv) a merger or consolidation in which we are the surviving corporation but shares of our outstanding Common Stock are converted into other property by virtue of the transaction.

        The acceleration of vesting of an award in the event of a corporate transaction under the 2010 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Change in Control

        A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2010 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur.

        The acceleration of vesting of an award in the event of a change in control event under the 2010 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Plan Amendments

        The Compensation Committee has the authority to amend or terminate the 2010 Plan. However, no amendment or termination of the 2010 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2010 Plan as required by applicable law and listing requirements.

Plan Termination

        Unless sooner terminated by the Board or the Compensation Committee, the 2010 Plan shall automatically terminate on the day before the tenth anniversary of the date of its adoption.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

        Generally, there is no taxation upon the grant of a NSO where the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

        The 2010 Plan provides for the grant of stock options that qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

        Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

        Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

        The 2010 Plan permits the grant of stock appreciation rights separate from any other award or in tandem with other awards under the 2010 Plan.

        Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

        Compensation of persons who are "covered employees" of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2010 Plan is intended to enable the

Compensation Committee to grant awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m).

        Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a Compensation Committee composed solely of "outside directors," (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a Compensation Committee composed solely of "outside directors," (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2010.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(a)		Weighted-average exercise price of outstanding stock options, warrants and rights(b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,943,252	(2)	$4.69	1,182,670	(3)

(1)
All of our equity compensation plans have been approved by security holders.

(2)
All 1,943,252 shares of common stock are subject to outstanding stock options under the 2001 Plan.

(3)
Includes 932,670 and 250,000 shares of common stock available for issuance under the 2010 Plan and the 2010 Employee Stock Purchase Plan, respectively. No shares are available for issuance under the 2001 Plan.

New Plan Benefits

        The table below sets forth information about awards granted under the 2010 Plan to the named executive officers, all current executive officers as a group, all non-employee directors as a group, and all non-executive employees and consultants as a group from the effective date of the 2010 Plan (in November 2010) through March 31, 2011. No awards were granted in 2010 under the 2010 Plan. If all of the shares subject to outstanding stock awards under the 2010 Plan, as of March 31, 2011, are issued, 150,020 of the additional shares to be authorized pursuant to the Amendment would be utilized. On April 1, 2011, the closing price of our common stock as reported on The NASDAQ Global Market was $6.97 per share.

Awards Granted through March 31, 2011 under the 2010 Plan

Name	Number of Securities Underlying Option Awards Granted (#)	Weighted Average Exercise Price Per Share for Options ($)
David P. Perry	185,000	6.92
Geoffrey M. Parker	20,300	6.92
Irwin A. Heyman	52,900	6.92
Kirk R. Maples	65,100	6.92
Jacob J. Plattner	65,100	6.92
Executive Group (5 persons)	388,400	6.92
Non-Employee Director Group (6 persons)	180,000	6.92
Non-Executive Employee and Consultant Group (67 persons)	516,975	7.31

Required Vote and Recommendation of the Board of Directors

        Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 2 and will have the same effect as "Against" votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

        Our Board believes that approval of Proposal No. 2 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company's stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement.

        The compensation of the Company's named executive officers subject to the vote is disclosed in the "Executive Compensation" section contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of the Company's named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

        The Company has adopted a performance-based compensation strategy that is intended to focus our named executive officers on the achievement of near-term corporate targets as well as long-term strategic objectives. The Compensation Committee is responsible for evaluating and administering our compensation programs and practices to ensure that they properly incentivize our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in our labor market.

        Highlights of our executive compensation program include:

  •
  A mixture of salary and incentive compensation that provides for a significant portion of executive compensation to be "at-risk" and dependent on our performance as a company; and

  •
  Checks and balances within our compensation packages to balance focus on both short- and long-term goals, encouraging executives to focus on the health of the Company both during the immediate year and for the future.

        Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Executive Compensation" section in the proxy statement is hereby APPROVED."

        Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

        The Dodd-Frank Act and Section 14A of the Exchange Act also enable the Company's stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company's named executive officers as disclosed in the Company's proxy statements. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of three years.

        The Board believes that a triennial vote will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input. Our Compensation Committee, which administers our executive compensation programs, values the opinions expressed by our stockholders in these votes and intends to consider the outcome of these votes in making its decisions on executive compensation. The Board believes that establishing a three-year time frame for holding stockholder advisory votes on executive compensation will both enhance stockholder communication and provide the Company time to consider, engage with and respond to stockholders, in terms of expressed concerns or other feedback.

        Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years, or abstaining from voting, on the resolution below:

          "RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of the Company's named executive officers once every one, two or three calendar years that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting shall be considered the frequency preferred by the stockholders."

        While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company's executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

        The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders' concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF "THREE YEARS" ON PROPOSAL 4.

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2010 and December 31, 2009, by Ernst & Young LLP, the Company's principal accountant.

	Year Ended
	2010	2009
	(in thousands)
Audit fees	$1,187,361	$273,361
Audit-related fees	—	—
Tax fees	—	4,500
All other fees	—	—

Total fees	$1,187,361	$277,861

        Audit fees include fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including filing our Registration Statement on Form S-1 for our initial public offering, ("IPO"), services provided in connection with the concurrent private placement of Common Stock, issuance of consents relating to registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Tax fees in 2009 were associated with tax advice and tax planning.

        All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, Ernst & Young LLP. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

 MANAGEMENT

Executive Officers of the Company

        The following table sets forth certain information about our executive officers as of March 31, 2011:

Name	Age	Position
David P. Perry	43	President and Chief Executive Officer, Director
Geoffrey M. Parker	46	Senior Vice President, Chief Financial Officer
Kirk R. Maples, Ph.D.	52	Senior Vice President, Program Management
Jacob J. Plattner, Ph.D.	64	Senior Vice President, Research
Irwin A. Heyman, Ph.D.	69	Senior Vice President, Drug Development

        David P. Perry has served as our President and Chief Executive Officer since March 2002 and has been a member of our Board since April 2002. In 1997, Mr. Perry founded Chemdex Corporation, a business-to-business marketplace company that focused on the life sciences industry, which was acquired by NexPrise Inc., and until 2001 served as its Chief Executive Officer. In 1995, Mr. Perry co-founded ViroGen, Inc., a biotech company based in Boston. Mr. Perry currently serves on the board of directors of the Infectious Disease Research Institute, a not-for-profit organization. Mr. Perry has a B.S. from the University of Tulsa and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Perry's extensive experience with our Company, which is a consequence of his long tenure as President and Chief Executive Officer, brings necessary historic knowledge and continuity to our Board. In addition, the Nominating and Corporate Governance Committee believes that his experiences prior to joining us provided him with operational and industry expertise that are important to our Board.

        Geoffrey M. Parker has served as our Senior Vice President, Chief Financial Officer since September 2010. From December 2009 to September 2010, Mr. Parker provided consulting services to us, including serving as our Interim Chief Financial Officer from April 2010 to September 2010. From July 2009 to July 2010, Mr. Parker served in a consulting capacity as the Chief Business Officer of InteKrin Therapeutics, a privately held biopharmaceutical company in Los Altos, California. From 1997 to April 2009, Mr. Parker was a Vice President, then Managing Director and finally Partner at the global investment banking and securities firm Goldman Sachs Group, Inc., leading their West Coast Healthcare Investment Banking practice during this time. Mr. Parker also served in various capacities with Goldman Sachs Group, Inc. from 1990 to 1995 and 1986 to 1988. From 1995 to 1997, Mr. Parker was Vice President at Feibusch & Co., a venture capital firm in Larkspur, California. Mr. Parker is currently a member of the board of directors of ChemoCentryx, Inc., a clinical-stage privately held biopharmaceutical company. Mr. Parker received an A.B. from Dartmouth College in Engineering Sciences and Economics and an M.B.A. from Stanford Graduate School of Business.

        Kirk R. Maples, Ph.D., has served as our Senior Vice President, Program Management since January 2007, after serving as our Vice President, Preclinical Development from August 2002 to January 2007. From December 2001 to August 2002, Dr. Maples worked with Anacor as part of his responsibilities as a consultant to the Defense Advanced Research Projects Agency, or DARPA. Prior to joining DARPA as a consultant in 2001, Dr. Maples was Senior Vice President, Research of Centaur Pharmaceuticals, Inc., a pharmaceutical research and development company, where he served in senior management positions with research oversight since 1993. He was a Clinical Assistant Professor at the University of New Mexico College of Pharmacy from 1991 to 1993. Dr. Maples received a B.S. from the University of Missouri at Kansas City and a Ph.D. in inorganic chemistry from Duke University.

        Jacob J. Plattner, Ph.D., has served as our Senior Vice President, Research since January 2007, after serving as our Vice President, Research from February 2004 to January 2007. From 1998 to 2004, Dr. Plattner was Vice President of Small Molecule Discovery Research at Chiron Corporation, a

biopharmaceutical company. Prior to joining Chiron, Dr. Plattner held managerial and research positions in chemistry and pharmaceutical research with Abbott Laboratories, a pharmaceutical company, from 1977 to 1998. Dr. Plattner received a B.S. from the University of Illinois and a Ph.D. in organic chemistry from the University of California, Berkeley.

        Irwin A. Heyman, Ph.D., has served as our Senior Vice President, Drug Development since March 2011, after serving as our Senior Vice President, Product Development from August 2008 to March 2011 and our Vice President, Toxicology from January 2006 to August 2008. From September 2003 to December 2005, Dr. Heyman was Executive Vice President, Drug Development, for KineMed, Inc., a pharmaceutical research and development company. From April 2001 to August 2003, Dr. Heyman served as the Chief Operating Officer of Biophiltre, Inc., a medical device company. From 1997 to 2001, he served as the Senior Vice President, Product Development for Pherin Pharmaceuticals, Inc. From 1985 to 1995, he held various positions of increasing responsibility with Syntex Corporation, a specialty pharmaceutical company, including Vice President, Institute of Pathology, Toxicology and Drug Metabolism, Vice President, Drug Evaluation, and Vice President, Preclinical Product Safety and Development. Prior to Syntex, Dr. Heyman also held various positions of increasing responsibility at Abbott Laboratories, a pharmaceutical company, including Director of Toxicology. Dr. Heyman received a B.S. from the University of Maryland, School of Pharmacy and a Ph.D. in pharmacology from the University of Maryland, School of Medicine.

Key Employees of the Company

        The following table sets forth certain information about our key employees as of March 31, 2011:

Name	Age	Position
James R. Marconi	53	Vice President, Finance and Controller
Lee T. Zane, M.D., M.A.S.	41	Vice President, Clinical Development

        James R. Marconi has served as our Vice President, Finance and Controller since November 2007. From August 2004 to December 2006, Mr. Marconi served as Finance Director and then as Vice President of Finance and Chief Accounting Officer for Oncology Therapeutics Network Corporation, a leading provider of products and services for community-based oncology practices. From July 1982 to August 2002, Mr. Marconi held various positions of increasing responsibility with DHL Worldwide Express Network Corporation, including Financial Reporting Manager, Corporate Controller and Vice President and Controller for the U.S. parent company, DHL Holdings (USA), Inc. Before joining DHL, Mr. Marconi was a Senior Auditor for the international public accounting firm, Grant Thornton LLP. Mr. Marconi received a B.S. in Business Administration/Accounting from the University of California at Berkeley.

        Lee T. Zane, M.D., M.A.S. has served as our Vice President, Clinical Development since August 2008, after serving as our Medical Director from January 2008 to August 2008. From July 2003 to December 2007, he was Assistant Professor of Clinical Dermatology at University of California, San Francisco (UCSF), where he also served as the Director of both the Mt. Zion Dermatology Clinical Research Unit and the Acne Specialty Practice. Dr. Zane received a B.A. from Colgate University, an M.D. from Stanford University, and a Master of Advanced Study (M.A.S.) in Clinical Research degree from UCSF. Dr. Zane is a board-certified dermatologist and an Assistant Clinical Professor of Dermatology and Epidemiology and Biostatistics at UCSF.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        We have adopted a performance-based compensation strategy that is intended to focus our executive officers on the achievement of near-term corporate targets as well as long-term strategic objectives. The Compensation Committee of our Board is responsible for evaluating and administering our compensation programs and practices to ensure that they properly incentivize our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in our labor market. Our Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries and bonuses, and recommends for approval by our Board, equity incentive compensation. For the year ended December 31, 2010, we have determined that our named executive officers were David P. Perry, our President and Chief Executive Officer, Geoffrey M. Parker, our Senior Vice President and Chief Financial Officer, Irwin A. Heyman, our Senior Vice President, Drug Development, Kirk R. Maples, our Senior Vice President, Program Management and Jacob J. Plattner, our Senior Vice President, Research.

Objectives of our Executive Compensation Programs

        Our compensation programs for our named executive officers are designed to achieve the following objectives:

  •
  attract, engage and retain exceptionally talented and highly experienced executive officers in the competitive and dynamic life sciences industry;

  •
  motivate and reward executive officers whose knowledge, skills and performance contribute to our success;

  •
  encourage and inspire our executive officers to achieve key corporate strategic objectives by linking incentive award opportunities to the achievement of individual and company-wide short- and long-term goals; and

  •
  align the interests of our executives and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases.

        We do not believe that our compensation policies and practices, for either our executive or our non-executive employees, are reasonably likely to give rise to risks that would have a material adverse effect on the Company.

Our Executive Compensation Programs

        The components of our executive compensation program consist primarily of base salary, quarterly and annual cash incentive bonuses, equity awards, broad-based benefits programs and severance compensation. We use an array of short-term compensation components (such as base salaries and cash incentive bonuses) and long-term compensation components (such as equity incentive compensation) to provide an overall compensation structure that is designed to both attract and retain key executives as well as provide incentive for the achievement of short- and long-term corporate objectives. Our Compensation Committee uses its judgment and experience along with the recommendations of our Chief Executive Officer (except in connection with his own compensation), to determine the appropriate mix of long-term and short-term compensation elements for each executive officer. Our Compensation Committee analyzes each of the primary elements of our compensation program to ensure that our executive officers' overall compensation is competitive with executive officers with similar positions at comparable life sciences companies in our labor market based on our directors' experience and knowledge within the life sciences industry. Additionally, upon the recommendation of our Compensation Committee, our Board also approves specific performance objectives and metrics applicable to performance-based compensation for our executive officers and approves stock option grants. Consistent with the objectives of our compensation program, the Compensation Committee applies the elements of our compensation program to position compensation to our named executive officers as a group competitively with respect to comparable life sciences companies while individualizing compensation elements for each executive officer in light of his or her respective performance, responsibilities, experience in their position, and his or her potential contributions to our future growth. Accordingly, we have in the past and may in the future provide our Chief Executive Officer or other executive officers with compensation awards that may be significantly different from other executive officers.

        Our Compensation Committee has adopted a pay-for-performance compensation philosophy and works within the general framework of this philosophy to determine each component of an executive officer's compensation package based on numerous factors, including:

  •
  performance, including achievement of objectives, and other expectations for the position and the individual;

  •
  the individual's particular background and relevant expertise, including training and prior relevant work experience;

  •
  the individual's role with us and the compensation paid to similar officers at other life sciences companies with which our Compensation Committee members are familiar;

  •
  the demand and competition for the position in the marketplace;

  •
  comparison to other executive officers within our Company having similar levels of expertise and experience; and

  •
  the recommendations of our Chief Executive Officer (except in connection with his own compensation).

        Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element serves each of our objectives.

        On an annual basis our Compensation Committee meets to review the performance of our Chief Executive Officer and our other executive officers. At these meetings, the Compensation Committee typically invites our Chief Executive Officer to participate in the discussion (excluding the Chief Executive Officer when the discussion pertains to the Chief Executive Officer) and the Compensation Committee seeks our Chief Executive Officer's input on progress against specific company-wide and individual performance objectives and input on our executive officers. In addition, periodically throughout the year, our Compensation Committee meets to review and decide compensation matters. At our Board meetings, the Compensation Committee reports its findings and decisions. From time to time the Compensation Committee seeks additional input from the other non-employee directors who are not on the Compensation Committee. In addition, on occasion, rather than making a final decision, the Compensation Committee has made a recommendation to our full Board for final approval (excluding the Chief Executive Officer if it pertains to the Chief Executive Officer's compensation).

        Our Compensation Committee generally has utilized publicly available compensation data and subscription compensation survey data for national and regional companies similar in size and scope to us in the biopharmaceutical industry to aid in formulating recommendations and developing our compensation policies and programs. From time to time the Compensation Committee has also engaged outside consultants to assist us in evaluating and establishing the components of our executive compensation program. In 2010, given our status as a private company for virtually the entire year, we did not establish a peer group of companies in determining the compensation arrangements for our Chief Executive Officer and other executive officers, and instead the Compensation Committee relied principally on their own experience as investors and board members in similarly situated life sciences companies. In addition, the Compensation Committee sought the input of the Chief Executive Officer, reviewed and compared the relative salaries of our executive officers and also considered the amount of equity each executive then held, including each executive officer's vesting schedules.

Annual Cash Compensation

  Base Salary

        Base salaries are set at levels that are intended to be competitive with what our Compensation Committee members believe to be similar positions at other life sciences companies with which they are familiar, and through data provided via studies conducted by compensation consultants. The base salaries of all executive officers are reviewed annually and adjusted to reflect individual roles, performance and competitive compensation levels. We may also increase the base salary of an executive officer at other times if a change in the scope of the executive officer's responsibilities justifies such consideration or, in limited circumstances, to maintain salary equity within our competitive environment. We also evaluate general economic conditions and our cash position in determining base salaries. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that competitive base salaries can retain, motivate and reward executive officers for their overall performance. In January 2010, our Compensation Committee decided to make no increases to the salaries of Dr. Heyman, Dr. Maples, Dr. Plattner or Mr. Perry. This decision was made, based on the recommendation of our Chief Executive Officer, in order to preserve our cash resources during 2010 until there was greater clarity about sources of cash. Because our cash resources were uncertain until we completed our IPO, late in the year, in November 2010, no base salary increases were given to these executive officers during 2010. For 2011, our Compensation Committee approved an increase in the salaries of Dr. Heyman by 10.2%, Dr. Maples by 7.9%, Dr. Plattner by 1.4% and Mr. Perry by 13.4%. No change was made to the base salary of Mr. Parker, as he joined the Company in September 2010. The increases were determined based upon the recommendation of our Chief Executive Officer and our Compensation Committee's judgment based on custom comparable company market data presented by an experienced compensation consulting firm, the committee members' experiences with other life sciences companies, taking into account the individual's role and importance to us, his performance, the Compensation Committee's judgment as to the competitiveness of his current salary and our budget objectives.

  Cash Incentive Bonuses

        Our annual compensation program includes a cash incentive bonus plan with pre-defined target payouts as a percentage of salary based on achievement of company and individual objectives. Additionally, our Compensation Committee uses its discretion to determine bonuses for our executive officers based on the overall attainment of individual and/or corporate objectives. Our bonus plan is designed to drive stockholder value by fostering teamwork throughout our Company by tying incentive compensation to company-wide performance measures we believe are most important to the success of our Company as well as to individual performance. An executive officer's bonus payment is based on the achievement of both corporate and/or individual objectives, which may include, for example, research, development, operational and financial targets. The relative weight of each objective in determining the total bonus is approved each year by the Compensation Committee and may also be approved by our Board. Underachievement or overachievement of the major corporate goals may result in lower or higher bonus payments. Our Board or our Compensation Committee approves corporate and individual executive objectives at what they believe are aggressive levels so as to require substantial effort and commitment by our executive officers to attain the targets, with the belief that such efforts will significantly contribute to increased stockholder value. Our Compensation Committee uses its discretion to adjust the amount of the cash bonuses paid and the weighting of the objectives, and may also, in its discretion, award bonuses to executive officers based upon such other terms and conditions as they may determine are appropriate. In 2010, the target amount for the performance-based cash bonus for our Chief Executive Officer, Mr. Perry, was 50% of his base salary, and the target amount for our other named executive officers was 35% of their base salaries as determined subjectively by our Board based on its members' experience in the life sciences industry. During 2010 upon the recommendation of our Compensation Committee, our Board decided consistent with past practices that the annual cash bonus for Mr. Perry would be based entirely on the achievement of corporate objectives. The Compensation Committee approved a set of corporate objectives recommended by Mr. Perry and assigned weights ranging from 5% to 35% for the achievement of each objective. The primary factor in establishing the weights was their level of importance to our business, with the expectation that a majority of the goals were achievable with appropriate and diligent effort under the leadership of Mr. Perry and our executive team but that achievement of all objectives would represent extraordinary performance on their part.

        The corporate goals, their target weighting and achievement level, were as follows:

        For the following corporate goals for the first half of 2010, we are not disclosing certain details of the goals that the Company believes are sensitive, confidential information of the Company or its partners, including a particular compound that was intended to be included under the business development deal goal nor the target-based project area under our research and development agreement with a collaborative partner, for which we had a corporate goal to identify a lead compound. In lieu of disclosing these specifics, our assessment of how likely it was for these targets to be achieved by our named executive officers at the time the targets were established is based upon the Compensation Committee's belief that established corporate goals for the first half of 2010 were achievable with an appropriate amount of dedication and effort and, therefore, it was more likely than not that each executive officer would earn a cash incentive bonus award. However, our Compensation Committee additionally believes that at the time these corporate goals were set, there would be a substantial degree of difficulty in achieving the goals at the target 100% level:

  •
  Obtaining positive top line data for AN2728 psoriasis trial supportive of future development (25% weighting);

  •
  Reaching agreement with a collaborative partner to license an identified compound in development (35% weighting);

  •
  Completing a business development deal for an identified compound (15% weighting);

  •
  Identification of a lead compound under one of our collaboration agreements (5% weighting);

  •
  Securing funding for neglected disease programs (5% weighting); and

  •
  Maintaining a minimum cash balance at the end of Q2 2010 of $20.0 million (15% weighting).

        In mid-2010, the Compensation Committee evaluated the achievement of the corporate performance goals for the first half of the year. While each corporate objective was initially assigned a weight for purposes of determining the amount of executive officer bonuses, the Compensation Committee, in its discretion, evaluated the achievement of the objectives in the context of our overall business and determined that we achieved 78.5% of our stated corporate objectives, as set forth above, based on obtaining positive top line data for AN2728 psoriasis trial supportive of future development, weighted 25%, reaching agreement with a collaborative partner to license an identified compound in development, weighted 35%, completing a business development deal for an identified compound, weighted 0%, identification of a lead compound under one of our collaboration agreements, weighted 5%, securing funding for neglected disease programs, weighted 3.5%, and maintaining a minimum cash balance at the end of Q2 2010 of $20.0 million, weighted 10%.

        For the second half of 2010, the corporate goals and their target weighting were as follows:

  •
  Raising sufficient funds on terms specified by the Board to finance the company operations based on an approved business plan through 2012 (25% weighting);

  •
  Completion of two (2) collaborations that provide guaranteed funding above a specified level through 2012 (20% weighting);

  •
  Initiation of at least one (1) AN2690 Phase III trial (20% weighting);

  •
  Completion of an identified AN2728 clinical trial expected to provide data prior to a specified time in 2011 (20% weighting);

  •
  Preparation for a potential Phase II trial in an identified indication by a specified time in 2011 (10% weighting); and

  •
  Completion of a minimum number of collaborations in an identified area (5% weighting).

        In early 2011, the Compensation Committee evaluated the achievement of the corporate performance goals for the second half of 2010 with Mr. Perry. While each corporate objective was initially assigned a weight for purposes of determining the amount of executive bonuses, the Compensation Committee, in its discretion, evaluated the achievement of the objectives in the context of our overall business and the committee determined that we achieved 80.5% of our stated corporate objectives as set forth above, based upon raising sufficient funds on terms specified by the Board to finance the company operations through 2012, weighted 12.5%, completion of two (2) collaborations that provide guaranteed funding above a specified level through 2012, weighted 15%, initiation of at least one (1) AN2690 Phase III trial, weighted 20%, completion of an identified AN2728 clinical trial expected to provide data prior to a specified time in 2011, weighted 20%, preparation for a potential Phase II trial in an identified indication by a specified time in 2011, weighted 10%, and completion of a minimum number of collaborations in an identified area, weighted 3%.

        The Compensation Committee approved the 2010 corporate objective achievements (78.5% for the first half and 80.5% for the second half) at 79.5% of target. Mr. Perry's award for 2010 was approved at $170,025, or 79.5% of his target amount.

        Our 2010 cash incentive bonus program for our other named executive officers excluding our Chief Executive Officer was based 75% upon the achievement of corporate goals and 25% upon the achievement of individual goals. The individual goals were set at the beginning of each quarter upon the recommendation of our Chief Executive Officer and with the approval of the Compensation Committee. Following each quarter, Mr. Perry made a recommendation regarding the level of individual achievement for the quarter and the Chair of our Compensation Committee reviewed and approved the payment (upon delegation from the other members of the Compensation Committee). Cash bonuses were paid accordingly each quarter for each such executive officer.

        Individual goals were identified for each named executive officer in the form of a written personal action plan, other than our Chief Executive Officer, based upon the achievement of departmental objectives such as accomplishing research and development targets, establishing corporate infrastructure and achieving budgetary targets. These individual goals were also designed to tie the individual contribution to the corporate objectives described above. Each of Mr. Parker and Drs. Heyman, Maples and Plattner are in key positions and their individual goals are comprised of highly detailed quarterly financial, research, preclinical, clinical and business development objectives. We are not disclosing specifics of their individual goals or goal by goal levels of achievement, because we believe that such disclosure would allow our competitors to identify key proprietary areas of research and development, predict certain business strategies, identify important areas of focus of our collaborators and as a result cause us and our collaborators competitive harm. Although achievement of our target individual objectives involved future performance and, therefore, was subject to uncertainties at the time the objectives were set, the Compensation Committee guided Mr. Perry to establish target objectives that were achievable with an appropriate amount of dedication and effort and, therefore, it was more likely than not that each executive officer would earn a cash incentive bonus award with a sufficient degree of difficulty that the individual was not expected to achieve the objectives at the target 100% level.

        Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. His cash incentive bonus for the 2010 company performance goal was based on his prorated 2010 salary and his cash incentive bonus for his individual goals was based only on his fourth quarter of 2010 salary. The specific targets for Mr. Parker included his contributions to complete the funding to finance our operations and Phase 3 trials, complete an early stage collaboration deal, hire certain key personnel and operate within 5% of budget. For the fourth quarter of 2010, five detailed individual goals were established for Mr. Parker, weighted between 4% and 50% each, for a maximum of 100%. For the fourth quarter of 2010, the Compensation Committee concluded that Mr. Parker achieved substantially all of his stated objectives, but not certain financing and collaboration goals, and that his individual bonus level was 75.0%.

        The specific targets for Dr. Heyman, our Senior Vice President, Product Development, included his contributions toward completion of development activities for specified clinical trials and preclinical product candidates, including monitoring long-term carcinogenicity studies, assistance with regulatory, business development, new collaboration and financing activities, and operating within 5% of budget. Seven to nine detailed individual goals were established for Dr. Heyman each quarter of 2010, weighted between 5% and 35% each, for a maximum achievement of 100% each quarter. The quarterly achievement levels were then annualized to determine Dr. Heyman's aggregate achievement level of his individual goals for 2010. For 2010, the Compensation Committee concluded that Dr. Heyman achieved substantially all of his objectives, but not certain 2010 development, business development and new collaboration goals, and that his individual bonus level was 84.0% on an annualized basis.

        The specific targets for Dr. Maples, our Senior Vice President, Program Management, included his contributions to the achievement of our regulatory milestones, preclinical work on our antifungal, anti-inflammatory, antibiotic and other programs, program management of all of our programs, assistance with business development and new collaboration activities, recruiting key regulatory personnel, and operating within 10% of the budget for program spending. Five to six detailed individual goals were established for Dr. Maples each quarter of 2010, weighted between 5% and 40% each, for a maximum achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Dr. Maples' aggregate achievement level of his individual goals for 2010. For 2010, the Compensation Committee concluded that Dr. Maples achieved substantially all of his stated objectives, but not certain preclinical, program management, business development and new collaboration goals, and his individual bonus level was 86.5% on an annualized basis.

        The specific targets for Dr. Plattner, our Senior Vice President, Research, included his contributions to progress in our research activities, assistance with business development and new collaboration activities, managing our relationship with GSK, and filing key patents. Five to six detailed individual goals were established for Dr. Plattner each quarter of 2010, weighted between 5% and 30% each, for a maximum achievement of 100% each quarter. The quarterly achievement levels were annualized to determine Dr. Plattner's aggregate achievement level of his individual goals for 2010. For 2010, the Compensation Committee concluded that Dr. Plattner achieved most of his objectives, but not certain research-related, business development and new collaboration goals, and his individual bonus level was 86.0% on an annualized basis.

        The remaining percentage of the named executive officers' 2010 cash incentive bonuses were based upon achievement of the same corporate performance goals as those established for Mr. Perry, and the Compensation Committee decided that the same 79.5% achievement that was determined for Mr. Perry would be applied to other executive officers as well. As a result, for 2010, the total cash incentive bonus payout achieved as a percentage of the target bonus payout was 79.5% for Mr. Perry, 78.5% for Mr. Parker, 80.6% for Dr. Heyman, 81.2% for Dr. Maples, and 81.1% for Dr. Plattner. The following chart summarizes the total cash incentive payment and corporate and individual performance weightings used to calculate the total cash incentive payment to each named executive officer for performance during 2010:

			Company Performance		Individual Performance
	Target Bonus (as % of Salary)							Total Bonus Payment (as % of Target)
Named Executive Officer		Target Bonus ($)	Company Performance Factor (%)	Weighting (%)	Individual Performance Factor (%)	Weighting (%)	Total Bonus Payment ($)
David P. Perry	50	215,000	79.5	100	—	—	170,925	79.5
Geoffrey M. Parker(1)	35	33,976	79.5	75	75.0	25	26,681	78.5
Irwin A. Heyman, Ph.D.	35	85,750	79.5	75	84.0	25	69,136	80.6
Kirk R. Maples, Ph.D.	35	102,200	79.5	75	86.5	25	83,038	81.2
Jacob J. Plattner, Ph.D.	35	108,675	79.5	75	86.0	25	88,162	81.1

(1)
Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. The target bonus and total bonus payment amounts for Mr. Parker included in the table above are calculated based on his prorated 2010 salary for the company performance goals and only on his fourth quarter of 2010 salary for the individual performance goals components of the cash incentive bonus plan.

        For purposes of the 2011 cash incentive bonus plan, the Compensation Committee approved corporate objectives that are similar to those for 2010 and included:

  •
  progress of certain clinical studies for our product candidates;

  •
  the execution of collaboration agreements; and

  •
  financial objectives.

        The target bonus percentages are identical to the 2010 program for Mr. Perry and the other executive officers.

        We believe that the division of our cash incentive bonus program into corporate and individual components with an emphasis on corporate goals and the use of annual and quarterly review cycles enables us to provide appropriate incentives for the achievement of milestones critical to our business plan while providing our Chief Executive Officer the flexibility to monitor and adjust individual performance metrics appropriately to account for new developments during the year.

Equity Incentive Compensation

        We believe that our long-term performance is best facilitated through a culture of executive ownership that aligns the executive officers' interests with the interests of our stockholders. To encourage this ownership culture, we typically make an initial grant of stock options to new employees and have made awards of additional stock options from time to time. Our Compensation Committee is authorized to make option grants to all our employees including our executive officers. These grants have an exercise price that is not less than the fair market value of our common stock on the grant date. Stock option grants are typically subject to a four year vesting schedule with 25% of the grant vesting on the first anniversary of the vesting commencement date and then vesting ratably monthly thereafter for the next three years. The size of the stock option award is determined based on the executive officer's position with us and takes into account the executive officer's performance, as well as base salary and other compensation. The Compensation Committee also considers an analysis of the grant and compensation practices of other life sciences companies with which our Compensation Committee members are familiar. The stock option awards are intended to provide the executive officer with an incentive to build value in the organization over an extended period of time.

        Consistent with the above criteria, upon the recommendation of the Compensation Committee, our Board approved grants of equity incentive awards to our executive officers for 2010. With the exception of the award to our Chief Executive Officer, these awards were recommended to the Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the equity incentive award was determined by the Compensation Committee. In determining the size of the award for each named executive officer, our Chief Executive Officer and Compensation Committee considered such named executive officer's relative job scope and responsibilities, individual performance history, prior contributions to us and importance to achievement of our upcoming objectives, as well as the size of prior equity grants (including how much of the equity was vested) and our Compensation Committee members' experience with the practices of other life sciences companies. For more information regarding the grants for 2010, see the "Summary Compensation Table" and "Grants of Plan-Based Awards Table."

        In August 2010, our Board approved additional equity grants to the executive officers. Mr. Perry, Dr. Heyman, Dr. Maples and Dr. Plattner were granted options to purchase 46,600, 15,000, 15,000 and 15,000 shares of common stock, respectively, with an exercise price of $7.55 per share, which our Board determined to be the fair market value per share of our common stock on the date of grant. The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one-year anniversary of the vesting commencement date of January 1, 2010 and the remainder of the shares vesting ratably monthly thereafter for the next three years.

        In September 2010, we entered into a letter agreement with Mr. Parker to serve as our Senior Vice President and Chief Financial Officer. Under the terms of the letter agreement, Mr. Parker was granted a stock option to purchase 181,579 shares of our common stock on November 23, 2010 (the effective date of our IPO) with an exercise price of $5.00 per share, our initial offering price for our IPO, subject to a four-year vesting schedule with 25% of the shares vesting on September 13, 2011 and 1/48th of the shares vesting on each subsequent month of continued service through September 13, 2014.

        Our Compensation Committee has in the past granted awards of restricted stock to certain executive officers. In the future, we may determine that awards of restricted stock or other types of equity-based awards are an appropriate vehicle to reward and incentivize our executive officers and further align our executive officers' interests with our shareholders' interests.

Severance Compensation

        In connection with certain terminations of employment, our officers, including each of our named executive officers, may be entitled to receive certain severance payments and benefits pursuant to change of control and severance agreements we have entered into with each of our officers that provide alternative severance payments and benefits in the event the officer is terminated without cause or resigns with good reason from 90 days prior to or 12 months following certain corporate transactions. We entered into these agreements to retain and motivate our officers and minimize management distraction created by uncertain job security surrounding potential beneficial transactions. The agreements also provide alternative severance payments and benefits in the event that the officer is terminated without cause or resigns for good reason in the absence of such transactions, and we believe that these benefits provide some degree of certainty and reduce distractions created by concerns about job security generally. Unlike severance payments and benefits in connection with a change of control, these alternative severance payments and benefits in the absence of such transactions do not provide for acceleration of stock option vesting and the period of severance payments and COBRA benefits is shorter. The Compensation Committee approved different durations of severance benefits for different levels of our senior management based on the Compensation Committee members' experience with other life sciences companies. These severance benefits are described more fully in "Compensation Discussion and Analysis—Change of Control and Severance Agreements." In setting the terms of and determining whether to approve such arrangements, our Compensation Committee recognized that executives often face challenges securing new employment following termination. The severance payments and benefits are typically composed of cash payments and continued health care coverage for a limited period of time.

Consulting and 2010 New Hire Compensation

        In December 2009, we entered into a consulting agreement with Mr. Parker for the period December 8, 2009 through April 8, 2010, during which time Mr. Parker provided a minimum of 10 hours per week of consulting services to us in exchange for a $10,000 monthly fee, not to exceed $40,000 for the four-month period. On April 9, 2010, Mr. Parker became our interim Chief Financial Officer and his consulting agreement was amended and extended through July 9, 2010. Under the terms of the amended agreement, Mr. Parker provided a minimum of 20 hours per week of consulting services to us for the period April 9, 2010 through July 9, 2010. In addition, in lieu of any cash payments and in full satisfaction for the consulting services performed during the period December 8, 2009 through April 8, 2010, Mr. Parker was granted a fully-vested stock option to purchase 8,000 shares of our common stock. Mr. Parker also was granted an additional stock option to purchase 20,000 shares of our common stock for services provided for the period April 9, 2010 through July 9, 2010, which vested at a rate of 1/3 of the total amount of shares on each of the three monthly anniversaries following April 9, 2010, based on Mr. Parker's continued service to us. Both stock options have an exercise price of $7.55 per share, which our Board determined to be the fair market value per share on the date of grant. No cash compensation was paid to Mr. Parker for his consulting services for the period April 9, 2010 through July 9, 2010. The amended agreement was modified on July 10, 2010 to extend the term of the agreement from July 10, 2010 to September 10, 2010. Under the new terms of the modified agreement, Mr. Parker provided a minimum of 40 hours per week of consulting services to us for the period July 10, 2010 to September 10, 2010. In addition, in lieu of any cash payments and in full satisfaction for the consulting services performed during this period, Mr. Parker was granted a stock option to purchase 27,000 shares of our common stock at an exercise price of $7.55 per share, which our Board determined to be the fair market value per share on the date of grant. Such shares vested at the rate of 1/2 of the total number of shares on each of the two monthly anniversaries following July 10, 2010, based on Mr. Parker's continued services to us. No cash compensation was paid to Mr. Parker for his consulting services for the period July 10, 2010 to September 10, 2010.

        In September 2010, we entered into a letter agreement with Mr. Parker to serve as our Senior Vice President and Chief Financial Officer. The terms of the letter agreement provide Mr. Parker with an annual base salary of $335,000. Mr. Parker is also eligible to receive a performance bonus of up to 35% of his annual base salary subject to the achievement of individual and company performance objectives. In addition, in November 2010, Mr. Parker was granted a stock option to purchase 181,579 shares of our common stock with an exercise price of $5.00 per share, our initial offering price for our IPO, subject to a four-year vesting schedule with 25% of the shares vesting on September 13, 2011 and 1/48th of the shares vesting on each subsequent month of continued service through September 13, 2014.

Other Compensation

        All of our executive officers are eligible to participate in benefit plans and arrangements offered to employees generally, including health, dental, life, disability and 401(k) plans. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. Our Compensation Committee in its discretion may revise, amend or add to any executive officer's benefits and perquisites as it deems advisable. We do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with a substantial amount of compensation in the form of perquisites.

Tax and Accounting Considerations

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other most highly paid executive officers other than our Chief Financial Officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        Also, the Compensation Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

        We account for equity compensation paid to our employees under ASC Topic 718, which requires us to estimate and record an expense over the service period of the award. Our cash compensation is recorded as an expense at the time the obligation is accrued.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation that was earned by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers for the year ended December 31, 2010, together referred to as our named executive officers. We refer to these officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
David P. Perry	2010	430,000	225,055		170,925	—	852,980
President and Chief	2009	430,000	246,261		75,250	—	751,511
Executive Officer	2008	430,000	1,294,728		146,200	—	1,870,928
Geoffrey M. Parker(3)	2010	101,515	941,882	(4)	26,681	—	1,070,078
Senior Vice President	2009	—	—		—	—	—
and Chief Financial Officer	2008	—	—		—	—	—
Irwin A. Heyman, Ph.D.	2010	245,000	72,443		69,136	—	386,579
Senior Vice President,	2009	245,000	76,029		42,391	—	363,420
Product Development	2008	226,102	379,875		49,123	—	655,100
Kirk R. Maples, Ph.D.	2010	292,000	72,443		83,038	—	447,481
Senior Vice President,	2009	292,000	83,746		49,375	—	425,121
Program Management	2008	280,000	472,664		70,928	—	823,592
Jacob J. Plattner, Ph.D.	2010	310,500	72,443		88,162	—	471,105
Senior Vice President,	2009	310,500	79,452		50,398	—	440,350
Research	2008	310,500	419,752		78,993	—	809,245

(1)
Amounts shown in this column do not reflect the cash amounts actually received by our named executive officers. The amounts included in the "Option Awards" column represent the full grant date fair value of options granted to our named executive officers and, for 2009, any incremental fair value of options repriced on April 1, 2009, calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date of exercise.

(2)
Amounts represent bonus payouts earned pursuant to the applicable cash incentive bonus plan. See "Grants of Plan-Based Awards Table" below for additional information related to respective target bonus amounts for each of our named executive officers for 2010.

(3)
Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. From December 2009 to September 2010, Mr. Parker provided services as a consultant to the Company.

(4)
Amount of $941,882 includes the full grant date fair value of $589,478 for options granted on November 23, 2010, calculated in accordance with FASB ASC Topic 718, and the estimated fair value of $352,404 for options granted to Mr. Parker on August 20, 2010 under his consultant agreement with the Company. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. See "Executive Compensation—Consulting and 2010 New Hire Compensation" for additional details of the consulting agreement.

Grants of Plan-Based Awards Table

        All options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. The exercise price per share of each option granted to our named executive officers was determined in good faith by our Board to be not less than the fair market value of our common stock on the date of the grant. Through November 2010, options were granted under our 2001 Plan. The following table shows information regarding grants of equity awards during 2010. A separate line item is provided for each grant of an award made to a named executive officer. All options granted since November 2010 were granted under our 2010 Equity Incentive Plan.

Name	Grant Date	Vesting Commencement Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards Target(1) ($)	All Other Option Awards; Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(3)
David P. Perry	—	—	215,000	—	—	—
	8/20/2010	1/1/2010	—	46,600	7.55	225,055
Geoffrey M. Parker(4)	—	—	33,976	—	—	—
	8/20/2010	4/9/2010	—	8,000	7.55	51,259	(5)
	8/20/2010	4/9/2010	—	20,000	7.55	128,147	(5)
	8/20/2010	7/10/2010	—	27,000	7.55	172,999	(5)
	11/23/2010	9/13/2010	—	181,579	5.00	589,478
Irwin A. Heyman	—	—	85,750	—	—	—
	8/20/2010	1/1/2010		15,000	7.55	72,443
Kirk R. Maples	—	—	102,200	—	—	—
	8/20/2010	1/1/2010		15,000	7.55	72,443
Jacob J. Plattner	—	—	108,675	—	—	—
	8/20/2010	1/1/2010		15,000	7.55	72,443

(1)
The target incentive plan amounts represent the target cash incentive bonus plan with pre-defined target payouts as a percentage of salary based on the achievement of company and individual objectives. No minimum threshold amount or maximum amount beyond the target amount was established. Actual cash incentive bonus plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the "Summary Compensation Table."

(2)
The options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one year anniversary of the vesting commencement date and the remainder of the shares vesting ratably monthly thereafter for the next three years.

(3)
The amounts included in the "Grant Date Fair Value of Option Awards" column represent the full grant date fair value of options granted on August 20, 2010 calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)
Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. From December 2009 to September 2010, Mr. Parker provided services as a consultant to the Company. See "Executive Compensation—Consulting and 2010 New Hire Compensation" for additional details of the consulting agreement.

(5)
The amounts included in the "Grant Date Fair Value of Option Awards" column represent the estimated fair value of options granted to Mr. Parker on August 20, 2010 under his consulting agreement with the Company. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. See "Executive Compensation—Consulting and 2010 New Hire Compensation" for additional details of the consulting agreement. Options granted to Mr. Parker on August 20, 2010 have the following vesting terms:

Option Date	Vesting Commencement Date	Shares (#)	Price ($)	Grant Date Fair Value of Option Awards ($)	Vesting Terms
8/20/2010	4/9/2010	8,000	7.55	51,259	Fully vested on grant date
8/20/2010	4/9/2010	20,000	7.55	128,147	1/3 of the total amount of shares on each of the three monthly anniversaries following April 9, 2010
8/20/2010	7/10/2010	27,000	7.55	172,999	1/2 of the total amount of shares on each of the two monthly anniversaries following July 10, 2010

Outstanding Equity Awards at December 31, 2010

        The following table shows stock options outstanding on December 31, 2010 held by each of our named executive officers.

	Option Awards(1)
				Number of Securities Underlying Unexercised Options (#)
			Vesting Commencement Date			Option Exercise Price ($)		Option Expiration Date
Name	Grant Date			Exercisable	Unexercisable
David P. Perry	8/26/2005		6/3/2005	285,480	—	0.60		8/25/2015
	3/26/2009		1/1/2009	20,158	21,914	5.00		3/25/2019
	4/1/2009	(3)	1/1/2008	63,874	23,724	7.25	(4)	1/24/2018
	8/20/2010		1/1/2010	—	46,600	7.55		8/20/2020
Geoffrey M. Parker	8/20/2010	(2)	4/9/2010	8,000	—	7.55		8/20/2020
	8/20/2010	(2)	4/9/2010	20,000	—	7.55		8/20/2020
	8/20/2010	(2)	7/10/2010	27,000	—	7.55		8/20/2020
	11/23/2010		9/13/2010	—	181,579	5.00		11/23/2020
Irwin A. Heyman	3/22/2006		1/16/2006	42,000	—	0.60		3/21/2016
	3/26/2009		1/1/2009	6,480	7,044	5.00		3/25/2019
	4/1/2009	(3)	1/1/2008	13,488	5,011	7.25	(4)	1/24/2018
	4/1/2009	(3)	8/1/2008	5,832	4,167	7.25	(4)	8/27/2018
	8/20/2010		1/1/2010	—	15,000	7.55		8/20/2020
Kirk R. Maples	9/3/2002		8/16/2002	25,020	—	0.35		9/2/2012
	6/3/2005		6/3/2005	55,000	—	0.60		6/2/2015
	1/16/2006		8/10/2005	16,000	—	0.60		1/15/2016
	3/26/2009		1/1/2009	6,479	7,045	5.00		3/25/2019
	4/1/2009	(3)	1/1/2008	23,318	8,661	7.25	(4)	1/24/2018
	8/20/2010		1/1/2010	—	15,000	7.55		8/20/2020
Jacob J. Plattner	3/24/2004		2/25/2004	35,000	—	0.60		3/23/2014
	6/3/2005		6/3/2005	64,600	—	0.60		6/2/2015
	3/26/2009		1/1/2009	6,479	7,045	5.00		3/25/2019
	4/1/2009	(3)	1/1/2008	20,708	7,691	7.25	(4)	1/24/2018
	8/20/2010		1/1/2010	—	15,000	7.55		8/20/2020

(1)
Options have a four-year vesting period, with 25% of the total number of shares subject to the option vesting on the one year anniversary of the vesting commencement date, and the remainder of the shares vesting ratably monthly thereafter for the next three years until all shares are vested.

(2)
Mr. Parker became our Senior Vice President and Chief Financial Officer in September 2010. From December 2009 to September 2010, Mr. Parker provided services as a consultant to the Company. See "Grants of Plan-Based Awards Table" for the vesting terms of Mr. Parker's options granted on August 20, 2010. See "Executive Compensation—Consulting and 2010 New Hire Compensation" for additional details of the consulting agreement.

(3)
Date the options were repriced.

(4)
Exercise price of the options that were repriced on April 1, 2009.

Option Exercises and Stock Vested Table

        There were no exercises of stock options by our named executive officers during 2010.

Pension Benefits

        We do not maintain any pension benefit plans.

Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

Change of Control and Severance Agreements

        Change of control and severance agreements.    We have entered into change of control and severance agreements with each of our officers, including each of our named executive officers.

        The agreements for our officers provide that in the event that an officer is terminated without cause or terminates his or her employment for good reason from 90 days prior to or 12 months following the effective date of a change of control (as each of these terms is defined in the agreements), each officer will be entitled to (a) continuation of the officer's then-current base salary for a specified period following termination, paid in accordance with our standard payroll practices, (b) full vesting upon termination of all outstanding equity awards held at termination and (c) payment or reimbursement of COBRA benefits for a specified period following termination, provided that the officer is eligible for such COBRA benefits under applicable law. The duration of the salary continuation and COBRA benefits will be 15 months following termination for our Chief Executive Officer, 12 months for our senior vice presidents and nine months for our vice presidents.

        The agreements for our officers also provide for severance benefits in the event that an officer is terminated without cause or terminates his or her employment for good reason absent a change of control. These severance benefits are the same as those described in the preceding paragraph except there is no acceleration of equity award vesting and the duration of the salary continuation and COBRA benefits will be 12 months following termination for our Chief Executive Officer, nine months for our senior vice presidents and six months for our vice presidents.

        Eligibility for these change of control and severance benefits is contingent upon execution of a general release by the officer upon his or her termination.

        For purposes of the change of control and severance agreements with each of our officers, "cause" means, as determined by our Board acting in good faith and based on information then known to it: (a) gross negligence or willful misconduct in the performance of duties to us where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to us; (b) a material failure to comply with our written policies after having received from us notice of, and a reasonable time to cure, such failure; (c) repeated unexplained or unjustified absence; (d) conviction of a felony or a crime involving moral turpitude causing material harm to our standing and reputation; (e) unauthorized use or disclosure of any of our proprietary information or trade secrets or those of any other party to whom the officer owes an obligation of non-disclosure as a result of his or her relationship with us, which use or disclosure causes or is likely to cause material harm to us; or (f) the officer's death or permanent disability.

        For purposes of the change of control and severance agreements with each of our officers, "good reason" for an officer's resignation of employment will exist following the occurrence of any of the following without the officer's consent: (a) a material reduction or change in job duties, responsibilities or authority inconsistent with the officer's position with us and the officer's prior duties, responsibilities or authority; (b) a reduction of officer's then current base salary by more than 10%; or (c) a relocation of the principal place for performance of the officer's duties to a location more 25 miles from our then current location; provided that the officer gives us written notice of the event forming the basis for the good reason resignation within 60 days of the date we give written notice to the officer of our affirmative decision to take any of the actions set forth above, we fail to cure such basis for the good reason resignation within 30 days after receipt of the officer's written notice and the officer terminates employment within 120 days following the date on which the officer received notice from us of the event forming the basis for the good reason resignation.

        If any benefit an officer would receive pursuant to a change of control would constitute a "parachute payment" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then such benefit will be reduced to such amount that would result in no portion of the benefit being subject to the excise tax or the largest portion of the benefit, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, that results in the officer's receipt (on an after-tax basis) of the greater amount of the benefit notwithstanding that all or a portion of the benefit may be subject to the excise tax.

Estimated Change of Control and Severance Benefits

        The following charts present the approximate amount of the benefits that each of our named executive officers would have been entitled to had his or her employment terminated under the circumstances described in the preceding paragraphs on December 31, 2010.

        Change of control benefits.    The following chart presents our estimate of the dollar value of the amount of the benefits to which each of the named executive officers would have been entitled had benefits for termination in connection with a change of control been triggered on December 31, 2010:

	Change of Control(1)
Name	Salary Continuation ($)(2)	Continuation of COBRA ($)	Equity Acceleration ($)(3)	Total ($)
David P. Perry	537,500	8,844	8,108	554,452
Geoffrey M. Parker	335,000	15,768	67,184	417,952
Irwin A. Heyman	245,000	7,002	2,606	254,608
Kirk R. Maples	292,000	13,355	2,607	307,962
Jacob J. Plattner	310,500	14,692	2,607	327,799

(1)
As described above, these severance amounts are generally payable if the executive officer's employment is terminated without cause or for good reason from 90 days prior to or 12 months following a change of control.

(2)
Amounts in this column are based upon salary in effect as of December 31, 2010.

(3)
The aggregate dollar value realized in connection the acceleration of the equity awards represents the difference between the aggregate market value of our common stock underlying the accelerated stock options, which was based on the closing price of $5.37 per share of common stock as of December 31, 2010, and the aggregate exercise price of the accelerated stock options.

        Severance benefits.    The following chart presents our estimate of the amount of the dollar value of the benefits to which each of the named executive officers would have been entitled had his or her employment terminated under the circumstances described above by us without cause or by the executive for good reason (other than in connection with a change of control) on December 31, 2010:

	Termination by the Company Without Cause or Involuntary Termination for Good Reason
Name	Salary Continuation ($)(1)	Continuation of COBRA ($)	Total ($)
David P. Perry	430,000	7,075	437,075
Geoffrey M. Parker	251,250	11,826	263,076
Irwin A. Heyman	183,750	5,251	189,001
Kirk R. Maples	219,000	10,016	229,016
Jacob J. Plattner	232,875	11,019	243,894

(1)
Amounts in this column are based upon salary in effect as of December 31, 2010.

Offer Letter Agreements

        We entered into offer letter agreements with each of our named executive officers in connection with their commencement of employment with us. These offer letter agreements typically include the named executive officer's initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant.

Proprietary Information and Inventions Agreement

        Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

401(k) Plan

        We have a 401(k) Plan covering certain employees. Currently, all of our employees over the age of 18 are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 90% of their base salary and cash compensation or the prescribed annual limit and contribute these amounts to the 401(k) Plan. The annual limit in 2010 is $16,500 for employees under 50 years of age and those employees 50 years of age or older are eligible to contribute an additional $5,500. We currently do not make matching or other contributions to the 401(k) Plan on behalf of eligible employees. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on the 401(k) Plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. The trustees under the 401(k) Plan, at the direction of each participant, invest the 401(k) Plan employee salary deferrals in selected investment options.

Limitation on Liability and Indemnification Matters

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

  •
  any breach of the director's duty of loyalty to us or to our stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

        If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Rule 10b5-1 Sales Plans

        Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. A director or officer can only enter into a 10b5-1 plan when he or she is not in possession of material non-public information regarding the Company. Under certain circumstances, a broker may subsequently execute trades pursuant to such plan, even if the director or officer has subsequently come into possession of material non-public information. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of February 15, 2011 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with Rho Ventures(2) 152 West 57th Street, 23rd Floor New York, New York 10019	5,621,423	20.1%
Entities affiliated with Venrock Associates(3) 3340 Hillview Avenue Palo Alto, California 94304	4,625,535	16.5%
Entities affiliated with Aberdare Ventures(4) One Embarcadero Center, Suite 4000 San Francisco, California 94111	1,751,936	6.3%
Entities affiliated with Care Capital(5) 47 Hulfish Street, Suite 301 Princeton, New Jersey 08542	1,558,104	5.6%
GlaxoSmithKline LLC 980 Great West Road Brentford, Middlesex TW8 9GS	2,771,374	9.9%
T. Rowe Price Associates, Inc.(6) 100 East Pratt Street Baltimore, Maryland 21202	2,121,123	7.6%
Entities affiliated with Massachusetts Financial Services Company 500 Boylston Street Boston, Massachusetts 02116	1,605,770	5.7%
Entities affiliated with QVT Financial LP(7) 1177 Avenue of the Americas, 9th Floor New York, New York 10036	2,000,000	7.1%
Named Executive Officers and Directors
David P. Perry(8)(9)	656,035	2.3%
Irwin A. Heyman, Ph.D.(9)	75,988	*
Kirk R. Maples, Ph.D.(9)	134,295	*
Geoffrey M. Parker(9)	55,000	*
Jacob J. Plattner, Ph.D.(9)	134,967	*
Mark Leschly(10)	5,621,423	20.1%
Zhi Hong, Ph.D.(11)	—	—
Anders D. Hove, M.D.(12)	4,625,535	16.5%
Paul H. Klingenstein(13)	1,809,937	6.5%
Richard J. Markham(14)	1,558,104	5.6%
Lucy Shapiro, Ph.D.(9)(15)	489,768	1.7%
All executive officers and directors as a group (11 persons)(9)	15,161,052	52.6%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the SEC, which information may not be accurate as of February 15, 2011. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 27,996,928 shares outstanding on February 15, 2011, adjusted as required by rules promulgated by the SEC.

(2)
Includes 1,533,600 shares held by Rho Management Trust I, 1,657,064 shares held by Rho Ventures IV (QP), L.P., 703,859 shares held by Rho Ventures IV, L.P., and 1,726,900 shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG. The voting and dispositive decisions with respect to the shares held by Rho Management Trust I are made by the following managing partners of its investment advisor Rho Capital Partners, Inc., each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV (QP), L.P. and Rho Ventures IV, L.P. are made by the following managing members of their general partner, Rho Management Ventures IV, L.L.C., each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch. The voting and dispositive decisions with respect to the shares held by Rho Ventures IV GmbH & Co. Beteiligungs KG are made by the following managing directors of its general partner, Rho Capital Partners Verwaltungs GmbH, each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Mark Leschly, Habib Kairouz and Joshua Ruch.

(3)
Includes 2,137,187 shares held by Venrock Associates IV, L.P., 435,838 shares held by Venrock Partners, L.P., 52,510 shares held by Venrock Entrepreneurs Fund IV, L.P., 1,690,722 shares by Venrock Healthcare Capital Partners, L.P. and 309,278 shares by VHCP Co-Investment Holdings, LLC. Venrock Management IV, LLC, Venrock Partners Management, LLC and VEF Management IV, LLC, or the Venrock GP Entities, are the sole general partners of Venrock Associates IV, L.P., Venrock Partners, L.P. and Venrock Entrepreneurs Fund IV, L.P., respectively, or the Venrock IV Funds, and have voting and investment power over the shares held by the Venrock IV Funds. VHCP Management, LLC, or VHCPM, is the sole general partner of Venrock Healthcare Capital Partners, L.P. and the sole manager of VHCP Co-Investment Holdings, LLC, and has voting and investment power over the shares held by Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC, or the VHCP Funds. Anders Hove is a Member of each of the Venrock GP Entities and VHCPM, and each of Dr. Hove, the Venrock GP Entities and VHCPM disclaims beneficial ownership of the shares held by the Venrock IV Funds and VHCP Funds, except to the extent of their respective pecuniary interests therein.

(4)
Includes 399,645 shares held by Aberdare II Annex Fund, L.P., 29,974 shares held by Aberdare Ventures II (Bermuda), L.P., and 1,322,317 shares held by Aberdare Ventures II, L.P. Aberdare GP II, LLC is the general partner of each of Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P. Paul Klingenstein, Sami Hamade, Daniel Kisner and John Odden share voting and investment power over the shares held by Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P. and each disclaims beneficial ownership of the shares held by Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P. except to the extent of his pecuniary interest therein.

(5)
Includes 1,458,075 shares held by Care Capital Investments II, L.P. and 100,029 shares held by Care Capital Offshore Investments II, L.P. The voting and disposition of the shares held by Care Capital Investments II, L.P. and Care Capital Offshore Investments II, L.P. is determined by the following managing members of their general partner, Care Capital II, LLC, each of whom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein: Jan Leschly, Argeris N. Karabelas, Ph.D. and David R. Ramsay.

(6)
T. Rowe Price Associates, Inc. has sole dispositive power for 2,121,123 shares and sole voting power for 743,023 shares. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or power to vote the shares, and T. Rowe Price Associates, Inc. disclaims beneficial ownership of such shares.

(7)
QVT Financial LP ("QVT Financial") is the investment manager for QVT Fund LP (the "Fund"), which beneficially owns 1,807,810 shares of Common Stock. QVT Financial is also the investment manager for Quintessence Fund L.P. ("Quintessence"), which beneficially owns 192,190 shares of Common Stock. QVT Financial has the power to direct the vote and disposition of the Common Stock held by the Fund and Quintessence. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 2,000,000 shares of Common Stock, consisting of the shares owned by the Fund and Quintessence. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of Common Stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 2,000,000 shares of Common Stock. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of Common Stock owned by the Fund and Quintessence. QVT Associates GP LLC disclaims beneficial ownership of the shares of Common Stock owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein.

(8)
Mr. Perry's shares are pledged as collateral for personal loans.

(9)
Includes shares described in the notes above, as applicable. Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: David Perry, 394,881 shares; Irwin Heyman, 75,988 shares; Kirk Maples, 134,295 shares; Geoffrey M. Parker, 55,000 shares; Jacob J. Plattner, 134,967 shares; Lucy Shapiro, 4,771 shares and all executive officers and directors as a group, 799,902 shares.

(10)
Mr. Leschly is a managing partner of Rho Capital Partners, Inc., a managing member of Rho Management Ventures IV, L.L.C. and a managing director of Rho Capital Partners Verwaltungs GmbH, and in such capacities he may be deemed to beneficially own the shares owned by the funds affiliated with Rho Ventures. Mr. Leschly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11)
The address for Dr. Hong is c/o GlaxoSmithKline LLC, Five Moore Drive, P.O. Box 13398, Research Triangle Park, North Carolina 27709.

(12)
Dr. Hove is a Member of each of the Venrock GP Entities, which are the sole general partners of the Venrock IV Funds, and have voting and investment power over the shares held by the Venrock IV Funds. Dr. Hove is a Member of VHCP Management, LLC, or VHCPM. VHCPM is the sole general partner of Venrock Healthcare Capital Partners, L.P. and the sole manager of VHCP Co-Investment Holdings, LLC, and has voting and investment power over the shares held by Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC, or the

  VHCP Funds. Each of Dr. Hove, the Venrock GP Entities and VHCPM disclaims beneficial ownership of the shares held by the Venrock IV Funds and VHCP, except to the extent of their respective pecuniary interests therein.

(13)
Includes 399,645 shares held by Aberdare II Annex Fund, L.P., 29,974 shares held by Aberdare Ventures II (Bermuda), L.P., 1,322,317 shares held by Aberdare Ventures II, L.P., and 58,001 shares held by Mr. Klingenstein. Mr. Klingenstein is a managing director of Aberdare GP II, LLC, the general partner of each of Aberdare II Annex Fund, L.P., Aberdare Ventures II (Bermuda), L.P. and Aberdare Ventures II, L.P., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(14)
Mr. Markham is a partner of Care Capital LLC, an affiliate of Care Capital Investments II, L.P. and Care Capital Offshore Investments II, L.P., and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(15)
Includes 397,416 shares held by McAdams-Shapiro Family Trust dated May 24, 1999 and 51,333 shares held by Heather Larson, Trustee of the Shapiro-McAdams 2004 Trust dated December 21, 2004, each affiliates of Dr. Shapiro. Dr. Shapiro and her spouse, Dr. Harley McAdams, share voting and investment power over the shares held by the McAdams-Shapiro Family Trust dated May 24, 1999, and Heather Larson, the daughter of Drs. Shapiro and McAdams, has voting and investment power over the shares held by the Shapiro-McAdams 2004 Trust dated December 21, 2004. Also includes 4,771 shares issuable pursuant to stock options exercisable within 60 days of the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS PROCEDURES

        It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving all related-person transactions, as required by the NASDAQ rules. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Initial Public Offering

        In connection with our IPO, on November 30, 2010 we sold and issued 13,382,651 shares of common stock registered under the Registration Statement on Form S-1, as amended (File No. 333-169322), at a price to the public of $5.00 per share, of which 4,300,000 shares were sold to certain of our 5% stockholders. The sale and issuance of 12,000,000 of common stock occurred on November 30, 2010, and the sale and issuance 1,382,651 shares of common stock pursuant to the exercise of an over-allotment option granted to the underwriters occurred on December 28, 2010.

Private Placement

        On November 30, 2010, we sold and issued 2,000,000 shares of common stock to Venrock Healthcare Capital Partners, L.P. and VHCP Co-Investment Holdings, LLC (the "Purchasers"), at a price of $5.00 per share in a private placement offering for aggregate gross proceeds of $10.0 million pursuant to a common stock purchase agreement dated as of November 23, 2010. The private placement offering closed concurrently with the closing of our initial public offering of shares of our common stock. The sale and issuance of shares of common stock in the private placement was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising. Each purchaser represented that it was an accredited investor with access to information about us sufficient to evaluate the investment and that the common stock being acquired constituted restricted securities. Pursuant to a registration rights agreement, we granted certain registration rights pursuant to which, under certain conditions, we will register shares of common stock held by affiliates of the Purchasers, including the shares of common stock sold in the private placement offering, for resale on a registration statement on Form S-3.

Investors' Rights Agreement

        We are party to an investors' rights agreement and registration rights agreement that provide that holders of our common stock issued upon conversion of preferred stock and certain holders of our common stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Other Transactions

        We have entered into change of control agreements with each of our executive officers and one of our directors that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see "Compensation Discussion and Analysis—Change of Control and Severance Agreements" and "Proposal 1—Director Compensation."

        We have granted stock options to our executive officers and certain of our directors. For a description of these options, see "Compensation Discussion and Analysis—Grants of Plan-Based Awards Table" and "Proposal 1—Director Compensation for 2010."

        We have entered into indemnification agreements with each of our current directors and officers. See "Compensation Discussion and Analysis—Limitation on Liability and Indemnification Matters."

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Company stockholders will be "householding" the Company's proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Anacor. Direct your written request to: Investor Relations, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230 or contact Investor Relations at 650-543-7575. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Glen Y. Sato Secretary

April 18, 2011

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2010 is available without charge upon written request to: Secretary, Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230.

APPENDIX A

ANACOR PHARMACEUTICALS, INC.

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 9, 2010
APPROVED BY THE STOCKHOLDERS: NOVEMBER 9, 2010
AMENDED BY THE BOARD OF DIRECTORS: MARCH 31, 2011
APPROVED BY THE STOCKHOLDERS: [          ], 2011
TERMINATION DATE: NOVEMBER 8, 2020

1.     GENERAL.

        (a)    Successor to and Continuation of Prior Plan.    The Plan is intended as the successor to and continuation of the Anacor Pharmaceuticals, Inc. 2001 Equity Incentive Plan (the "Prior Plan"). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards under the Prior Plan as of the Effective Date (the "Prior Plan's Available Reserve") shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan; provided, however, any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares (the "Returning Shares") shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

        (b)    Eligible Award Recipients.    The persons eligible to receive Awards are Employees, Directors and Consultants.

        (c)    Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

        (d)    Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.     ADMINISTRATION.

        (a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

           (ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

         (iii)  To settle all controversies regarding the Plan and Awards granted under it.

          (iv)  To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

           (v)  To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

          (vi)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

         (vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding "incentive stock options" or (C) Rule 16b-3.

        (viii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant's rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant's consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

          (ix)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

           (x)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

          (xi)  To effect, at any time and from time to time, with the consent of any adversely affected Participant, (A) the reduction of the exercise price (or strike price) of any outstanding Option or SAR under the Plan; (B) the cancellation of any outstanding Option or SAR under the Plan and the grant in substitution therefor of (1) a new Option or SAR under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award, (3) a Restricted Stock Unit Award, (4) an Other Stock Award, (5) cash and/or (6) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)    Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

        (d)    Delegation to an Officer.    The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

        (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.     SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 4,075,922 shares (the "Share Reserve"), which number is the sum of (i) the number of shares subject to the Prior Plan's Available Reserve plus an additional number of shares which consists of the Returning Shares, if any, as such shares become available from time to time, in an aggregate amount not to exceed 1,975,922 shares, (ii) an additional 900,000 new shares, plus (iii) an additional 1,200,000 shares subject to approval by the stockholders at the 2011 Annual Meeting.

In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2012 and ending on (and including) January 1, 2021, in an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the limitation in this Section 0 is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 0 does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be available for issuance under the Plan.

        (b)    Reversion of Shares to the Share Reserve.    If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

        (c)    Incentive Stock Option Limit.    Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Fifty Million (50,000,000) shares of Common Stock.

        (d)    Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Plan must contain share limits in order for performance-based equity to be exempt from the one million dollar ($1,000,000) limit on deductibility under the applicable provisions of Section 162(m) of the Code (subject to any necessary stockholder approval at such time), a maximum of Two Million (2,000,000) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered "qualified performance-based compensation" under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company's stockholders.

        (e)    Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.     ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any "parent" of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as "service recipient stock" under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.     PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

        Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

        (b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

        (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

            (i)  by cash, check, bank draft or money order payable to the Company;

           (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

         (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  if the option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

           (v)  in any other form of legal consideration that may be acceptable to the Board.

        (d)    Exercise and Payment of a SAR.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

        (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

          (i)    Restrictions on Transfer.    An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant's request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

          (ii)    Domestic Relations Orders.    Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

          (iii)    Beneficiary Designation.    Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant's estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

        (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates (other than for Cause or upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

        (h)    Extension of Termination Date.    If the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause or upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant's Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

        (i)    Disability of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

        (j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant's Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant's death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

        (k)    Termination for Cause.    Except as explicitly provided otherwise in a Participant's Award Agreement, if a Participant's Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

        (l)    Non-Exempt Employees.    No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant's death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Award Agreement or in another applicable agreement or in accordance with the Company's then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

        (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

          (v)    Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

        (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

          (iii)    Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)    Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

          (v)    Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

          (vi)    Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (c)    Performance Awards.

          (i)    Performance Stock Awards.    A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. At such time as the Plan must contain share limits in order for performance-based equity awards to be exempt from the one million dollar ($1,000,000) limit on deductibility under the applicable provisions of Section 162(m) of the Code, the maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed One Million (1,000,000) shares of Common Stock (subject to any necessary stockholder approval at such time). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

          (ii)    Performance Cash Awards.    A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. At such time as the Plan must contain dollar limits in order for performance-based cash awards to be exempt from the one million dollar ($1,000,000) limit on deductibility under the applicable provisions of Section 162(m) of the Code, in any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of one million dollars ($1,000,000) (subject to any necessary stockholder approval at such time). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

          (iii)    Section 162(m) Compliance.    Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as "performance-based compensation" thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

        (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.     COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

        (c)    No Obligation to Notify or Minimize Taxes.    The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.     MISCELLANEOUS.

        (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

        (b)    Corporate Action Constituting Grant of Stock Awards.    Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

        (c)    Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

        (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (e)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (f)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (g)    Withholding Obligations.    Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

        (h)    Electronic Delivery.    Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

        (i)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (j)    Compliance with Section 409A.    To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes "deferred compensation" under Section 409A of the Code is a "specified employee" for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a "separation from service" before a date that is six (6) months following the date of such Participant's "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant's death.

9.     ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

        (b)    Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)    Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

            (i)  arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

           (ii)  arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company);

         (iii)  accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

          (iv)  arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

           (v)  cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

          (vi)  make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

        The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

        (d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time; provided, however, that Incentive Stock Options may no longer be granted under the Plan after the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, shall be granted and no Performance Cash Award shall be settled) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date the Plan is adopted by the Board.

12.   CHOICE OF LAW.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.    DEFINITIONS.    As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (b)   "Annual Meeting" means the first meeting of the Company's stockholders held each calendar year at which Directors of the Company are selected.

        (c)   "Award" means a Stock Award or a Performance Cash Award.

        (d)   "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

        (g)   "Cause" shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant's unauthorized use or disclosure of the Company's confidential information or trade secrets; or (iv) such Participant's gross misconduct. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (h)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

           (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

         (iii)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

          (iv)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

          Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

        (i)    "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (j)    "Committee" means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

        (k)   "Common Stock" means the common stock of the Company.

        (l)    "Company" means Anacor Pharmaceuticals, Inc., a Delaware corporation.

        (m)  "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

        (n)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant's Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (o)   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

         (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (p)   "Covered Employee" shall have the meaning provided in Section 162(m)(3) of the Code.

        (q)   "Director" means a member of the Board.

        (r)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

        (s)   "Effective Date" means the effective date of the Plan as set forth in Section 11.

        (t)    "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (u)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (v)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (w)  "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (x)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

           (ii)  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (iii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

        (y)   "Incentive Stock Option" means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (z)   "IPO Date" means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

        (aa) "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (bb) "Nonstatutory Stock Option" means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

        (cc) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

        (dd) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (ee) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (ff)  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (gg) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

        (hh) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ii)   "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (jj)  "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (kk) "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (ll)   "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

        (mm)  "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders' equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

        (nn) "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under the Company's bonus plans and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

        (oo) "Performance Period" means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (pp) "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 6(c)(i).

        (qq) "Plan" means this Anacor Pharmaceuticals, Inc. 2010 Equity Incentive Plan.

        (rr)  "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

        (ss) "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (tt)  "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

        (uu) "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (vv) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (ww)  "Securities Act" means the Securities Act of 1933, as amended.

        (xx) "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

        (yy) "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (zz) "Stock Award" means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

        (aaa)  "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (bbb)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (ccc)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X P H A R M A C E U T I C A L S 01BWPA 1 U PX + 2011 Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees listed in Proposal 1, FOR Proposals 2, 3 and 5 and every 3 YRS for Proposal 4. For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain 2. To approve the 2010 Equity Incentive Plan, as amended, to among other things increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,200,000 shares. 4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. For Against Abstain 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement. 5. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2011. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Anders D. Hove, M.D. 02 - Richard J. Markham 03 - David P. Perry 1. To elect the three nominees below to the Board of Directors to hold office until the 2014 Annual Meeting of Stockholders. For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 10:00 p.m. PST on May 24, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ANAC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Notice of 2011 Annual Meeting of Stockholders 1020 East Meadow Circle, Palo Alto, CA 94303 Proxy Solicited by Board of Directors for Annual Meeting - May 25, 2011 at 7:30 a.m. local time David P. Perry, Geoffrey M. Parker, and Glen Y. Sato, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Anacor Pharmaceuticals, Inc. to be held on May 25, 2011 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the instructions indicated hereon by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1, FOR Proposals 2, 3 and 5 and every 3 YRS for Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) P H A R M A C E U T I C A L S Proxy — Anacor Pharmaceuticals, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION FOR 2010
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO OUR 2010 EQUITY INCENTIVE PLAN AND REAPPROVAL OF THE INTERNAL REVENUE CODE SECTION 162(M) PERFORMANCE CRITERIA AND AWARD LIMITS
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MANAGEMENT
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  APPENDIX A
ANACOR PHARMACEUTICALS, INC. 2010 EQUITY INCENTIVE PLAN ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 9, 2010 APPROVED BY THE STOCKHOLDERS: NOVEMBER 9, 2010 AMENDED BY THE BOARD OF DIRECTORS: MARCH 31, 2011 APPROVED BY THE STOCKHOLDERS: [ ], 2011 TERMINATION DATE: NOVEMBER 8, 2020